Certificate of coverage Prepared for: Policyholder: Booz Allen Hamilton Policyholder number: Plan name: Open Choice - Retired Officers Plan Booklet-certificate: 4 Group policy effective date: January 1, 2019 Plan effective date: January 1, 2022 Plan issue date: February 6, 2026 Plan revision effective date: January 1, 2026 Underwritten by Aetna Life Insurance Company This certificate of coverage is made part of the group policy

Table of contents Welcome...................................................................................................1 Coverage and exclusions...........................................................................4 General plan exclusions ..........................................................................35 How your plan works ..............................................................................40 Complaints, claim decisions and appeal procedures ..............................54 Eligibility, starting and stopping coverage ..............................................59 General provisions – other things you should know...............................64 Glossary ..................................................................................................67 Schedule of benefits Issued with your certificate of coverage

Welcome At Aetna®, your health goals lead the way, so we’re joining you to put them first. We believe that whatever you decide to do for your health, you can do it with the right support. And no matter where you are on this personal journey, it’s our job to enable you to feel the joy of achieving your best health. Welcome to Aetna. Introduction This is your certificate of coverage or “certificate.” It describes your covered services – what they are and how to get them. It also describes how we manage the plan, according to our policies, federal and state laws and regulations. The schedule of benefits tells you how we share expenses for covered services and explains any limits. Along with the group policy, they describe your Aetna plan. Each may have riders or amendments attached to them. These change or add to the document. This certificate takes the place of any others sent to you before. It’s really important that you read the entire certificate and your schedule of benefits. If your coverage under any part of this plan replaces coverage under another plan, your coverage for benefits provided under the other coverage may reduce benefits paid by this plan. See the Coordination of benefits - Effect of prior plan coverage section. We are regulated in Virginia by both the State Corporation Commission Bureau of Insurance under Title 38.2 of the Code of Virginia and the Virginia Department of Health under Title 32.1 of the Code of Virginia. If you need help or more information, see the Contact us section below. How we use words When we use:  “You” and “your”, we mean you and any covered dependents (if your plan allows dependent coverage)  “Us,” “we,” and “our”, we mean Aetna Life Insurance Company (Aetna)  Words that are in bold, these are defined in the Glossary section Contact us – important information regarding your insurance If you need to contact someone about this insurance for any reason, please contact your agent. If no agent was involved in the sale of this insurance, or if you have additional questions about your plan, you can contact us by:  Calling the toll-free number on your ID card  Writing us at 151 Farmington Ave, Hartford, CT, 06156  Visiting https://www.aetna.com to register and access your member website Your member website is available 24/7. With your member website, you can:  See your coverage, benefits and costs  Print an ID card and various forms  Find a provider, research providers, care and treatment options  View and manage claims  Find information on health and wellness If you have been unable to contact or obtain satisfaction from us or the agent, you can contact the Virginia State Corporation Commission's Bureau of Insurance at:

Bureau of Insurance P.O. Box 1157 Richmond, VA 23218 (804) 371-9741, local (800) 552-7945, in-state toll-free number (877) 310-6560, national toll-free number Written correspondence is preferable so that a record of your inquiry is maintained. When contacting us, the agent or the BOI, have your policy number available. Your ID card Show your ID card each time you get covered services from a provider. Only members on your plan can use your ID card. We will mail you your ID card. If you haven’t received it before you need covered services, or if you lose it, you can print a temporary one using your member website.

Wellness and other rewards You may be eligible to earn rewards for completing certain activities that improve your health, coverage, and experience with us. We may encourage you to access certain health services or categories of healthcare providers, participate in programs, including but not limited to financial wellness programs; utilize tools, improve your health metrics or continue participation as an Aetna member through incentives. Talk with your provider about these and see if they are right for you. We may provide incentives based on your participation and outcomes such as:  Modifications to copayment, deductible or coinsurance amounts  Contributions to a health savings account  Merchandise  Coupons  Gift cards or debit cards  Any combination of the above Discount arrangements We can offer you discounts on health care related goods or services. Sometimes, other companies provide these discounted goods and services. These companies are called “third-party service providers”. These third-party service providers may pay us so that they can offer you their services. Third-party service providers are independent contractors. The third-party service provider is responsible for the goods or services they deliver. We are not responsible; but we have the right to change or end the arrangements at any time. These discount arrangements are not insurance. We don’t pay the third-party service providers for the services they offer. You are responsible for paying for the discounted goods or services.

Coverage and exclusions Providing covered services Your plan provides covered services. These are:  Described in this section  Not listed as an exclusion in this section or the General plan exclusions section  Not beyond any limits in the schedule of benefits  Medically necessary. See the How your plan works – Medical necessity and, precertification requirements section and the Glossary for more information.  Services that are not prohibited by law. See Services not permitted by law in the General plan exclusions section for more information. For covered services under the outpatient prescription drug plan:  You need a prescription from the prescribing provider  You need to show your ID card to the network pharmacy when you get a prescription filled This plan provides insurance coverage for many kinds of covered services, such as a doctor’s care and hospital stays, but some services aren’t covered at all or are limited. For other services, the plan pays more of the expense. For example:  Physician care generally is covered but physician care for cosmetic surgery is an exclusion and not covered, except where described in Coverage and exclusions under the Reconstructive breast surgery and supplies and Reconstructive surgery and supplies sections.  Home health care is generally covered but may only be covered up to a set number of visits per year. This is a limitation.  Your provider may recommend services that considered experimental, investigational, or unproven services. But an experimental, investigational, or unproven service is not covered and is also an exclusion, unless it is recognized as part of an approved clinical trial when you have cancer or a terminal illness. See Clinical trials in the list of services below.  Preventive services. Usually the plan pays more, and you pay less. Preventive services are designed to help keep you healthy, supporting you in achieving your best health. To find out what these services are, see the Preventive care section in the list of services below. To find out how much you will pay for these services, see Preventive care in your schedule of benefits. Some services require precertification from us. For more information see the How your plan works – Medical necessity and, precertification requirements section. The covered services and exclusions below appear alphabetically to make it easier to find what you’re looking for. If a service isn’t listed here as a covered service or is listed as not covered under a specific service, it still may be covered. If you have questions, ask your provider or contact us. You can find out about limitations for covered services in the schedule of benefits. Abortion Covered services include services provided and supplies used in connection with an abortion. Acupuncture Covered services include manual or electro acupuncture. The following are not covered services:  Acupressure

Ambulance services An ambulance is a vehicle staffed by medical personnel and equipped to transport an ill or injured person. Emergency Covered services include emergency transport to a hospital by a licensed ambulance:  To the first hospital to provide emergency services  From one hospital to another if the first hospital can’t provide the emergency services you need  When your condition is unstable and requires medical supervision and rapid transport Non-emergency Covered services also include precertified transportation to a hospital by a licensed ambulance:  From a hospital to your home or to another facility if an ambulance is the only safe way to transport you  From your home to a hospital if an ambulance is the only safe way to transport you; limited to 100 miles  When during a covered inpatient stay at a hospital, skilled nursing facility or acute rehabilitation hospital, an ambulance is required to safely and adequately transport you to or from inpatient or outpatient treatment The following are not covered services:  Ambulance services for routine transportation to receive outpatient or inpatient services Applied behavior analysis Covered services include applied behavior analysis for a diagnosis of autism spectrum disorder. Applied behavior analysis means the design, implementation and evaluation of environmental changes by applying interventions using behavioral stimuli and consequences that:  Systematically change behavior  Are responsible for observable improvements in behavior, including the use of: - Direct observation - Measurement - Functional analysis of the relationship between environment and behavior Autism spectrum disorder Autism spectrum disorder means any pervasive developmental disorder or autism spectrum disorder, as defined in the most recent edition or the most recent edition at the time of diagnosis of the Diagnostic and Statistical Manual of Mental Disorders (DSM) of the American Psychiatric Association. It includes:  Autistic disorder  Asperger’s syndrome  Rett’s syndrome  Childhood disintegrative disorder  Pervasive developmental disorder not otherwise specified Covered services include services and supplies provided by a physician or behavioral health provider for:  The diagnosis and treatment of autism spectrum disorder  Physical, occupational, and speech therapy associated with the diagnosis of autism spectrum disorder We will cover treatment ordered by a physician or behavioral health provider as part of a treatment plan they develop:  Following a complete evaluation or re-evaluation  In accordance with the most recent clinical report or recommendation on one of the following:

- American Academy of Pediatrics - American Academy of Child and Adolescent Psychiatry. The care within a treatment plan includes:  Applied behavior analysis  Behavioral health treatment  Pharmacy care  Psychiatric care  Psychological care  Therapeutic care Medically necessary as used here means in accordance with the generally accepted standards of mental disorder or condition care and clinically appropriate in terms of type, frequency, site, and duration, based on evidence and reasonably expected to do any of the following:  Prevent the onset of an illness, condition, injury or disability;  Reduce or ameliorate the physical, mental, or developmental effects of an illness, condition, injury or disability; or  Assist to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the individual and the functional capacities that are appropriate for individual of the same age. Behavioral health Mental health treatment Covered services include the treatment of mental health disorders provided by a hospital, psychiatric hospital, residential treatment facility, physician, or behavioral health provider including:  Inpatient room and board at the semi-private room rate (your plan will cover the extra expense of a private room when appropriate because of your medical condition), and other services and supplies related to your condition that are provided during your stay in a hospital, psychiatric hospital, or residential treatment facility  Outpatient treatment received while not confined as an inpatient in a hospital, psychiatric hospital, or residential treatment facility, including: ‒ Office visits to a physician or behavioral health provider such as a psychiatrist, psychologist, social worker, or licensed professional counselor (includes telemedicine consultation) ‒ Individual, group, and family therapies for the treatment of mental health disorders ‒ Other outpatient mental health treatment such as: o Mobile crisis response services when experiencing an acute mental health crisis. Mobile crisis response services in this section means services delivered to provide for rapid response to, assessment of, and early intervention when experiencing an acute mental health crisis that are deployed at the location of the individual who is experiencing an acute mental health crisis. o Short-term residential program or crisis receiving center providing behavioral crisis intervention and stabilization for observation and assessment of an acute mental health crisis to determine whether admission to an inpatient or outpatient setting is necessary.  Residential crisis stabilization unit in this section means a short-term residential program providing support and stabilization when experiencing an acute mental health crisis.  Crisis receiving center means a community-based facility licensed by the Department of Behavioral Health and Developmental Services to provide short term assessment, observation, and crisis stabilization services.

o Partial hospitalization treatment provided in a facility or program for mental health treatment provided under the direction of a physician o Intensive outpatient program provided in a facility or program for mental health treatment provided under the direction of a physician o Skilled behavioral health services provided in the home, but only when all of the following criteria are met:  You are homebound  Your physician orders them  The services take the place of a stay in a hospital or a residential treatment facility, or you are unable to receive the same services outside your home o Electro-convulsive therapy (ECT) o Transcranial magnetic stimulation (TMS) o Psychological testing o Neuropsychological testing o Observation o Peer counseling support by a peer support specialist (including telemedicine consultation) Substance use disorders treatment Covered services include the treatment of substance use disorders provided by a hospital, psychiatric hospital, residential treatment facility, physician, or behavioral health provider as follows:  Inpatient room and board, at the semi-private room rate (your plan will cover the extra expense of a private room when appropriate because of your medical condition), and other services and supplies that are provided during your stay in a hospital, psychiatric hospital, or residential treatment facility.  Outpatient treatment received while not confined as an inpatient in a hospital, psychiatric hospital, or residential treatment facility, including: - Office visits to a physician or behavioral health provider such as a psychologist, social worker, or licensed professional counselor (includes telemedicine consultation) - Individual, group, and family therapies for the treatment of substance use disorders - Other outpatient substance use disorders treatment such as: o Mobile crisis response services when experiencing an acute mental health crisis. Mobile crisis response services in this section means services delivered to provide for rapid response to, assessment of, and early intervention when experiencing an acute mental health crisis that are deployed at the location of the individual who is experiencing an acute mental health crisis. o Short-term residential program or crisis receiving center providing behavioral crisis intervention and stabilization for observation and assessment of an acute mental health crisis to determine whether admission to an inpatient or outpatient setting is necessary.  Residential crisis stabilization unit in this section means a short-term residential program providing support and stabilization when experiencing an acute mental health crisis.  Crisis receiving center means a community-based facility licensed by the Department of Behavioral Health and Developmental Services to provide short term assessment, observation, and crisis stabilization services. o Partial hospitalization treatment provided in a facility or program for treatment of substance use disorders provided under the direction of a physician o Intensive outpatient program provided in a facility or program for treatment of substance use disorders provided under the direction of a physician o Skilled behavioral health services provided in the home, but only when all of the following criteria are met:  You are homebound

 Your physician orders them  The services take the place of a stay in a hospital or a residential treatment facility, or you are unable to receive the same services outside your home o Ambulatory or outpatient detoxification which includes outpatient services that monitor withdrawal from alcohol or other substances, including administration of medications o Observation o Peer counseling support by a peer support specialist(including telemedicine consultation) Behavioral health important note: A peer support specialist serves as a role model, mentor, coach, and advocate. A peer support specialist must be supervised by a behavioral health provider. Clinical trials Routine patient costs Covered services include routine patient costs you have from a provider in connection with participation in an approved clinical trial as a qualified individual for cancer or other life-threatening disease or condition. “Routine patient cost” means the cost of a health care service incurred as a result of treatment being provided to the covered person for purposes of a clinical trial. “Life threatening condition” means any disease or condition from which death is likely unless the course of disease or condition is interrupted. “Qualified individual” means a covered person who is eligible to participate in an approved clinical trial according to the trial protocol, with respect to treatment of cancer or other life-threatening disease or condition, and the referring health care professional has concluded that the individual’s participation in such trial is appropriate to treat the disease or condition, or the individual’s participation is based on medical and scientific information. The following are not covered services:  Services and supplies related to data collection and record-keeping needed only for the clinical trial  Services and supplies provided by the trial sponsor for free  Services that are clearly inconsistent with widely accepted and established standards of care for a particular diagnosis  The experimental intervention itself (except Category B investigational devices and promising experimental or investigational interventions for terminal illnesses in certain clinical trials in accordance with our policies) Experimental or investigational therapies Covered services include drugs, devices, treatments, or procedures from a provider under an “approved clinical trial” only when you have cancer or other life-threatening disease or condition. All of the following conditions must be met:  Standard therapies have not been effective or are not appropriate  We determine you may benefit from the treatment An approved clinical trial is a phase I, phase II, phase III or phase IV clinical trial conducted to prevent, detect, or treat cancer or other life-threatening disease or condition. It must meet all of these requirements:  The clinical trial is a federally funded or approved trial

 The clinical trial is conducted under an investigational new drug application reviewed by the U.S. Food and Drug Administration (FDA), or is a drug that is exempt from having an investigational new drug application Dental anesthesia Covered services include anesthesia and hospitalization or outpatient facility charges for dental care if:  Your provider determines that you require general anesthesia and admission to a hospital or outpatient surgery center to effectively and safely provide the underlying dental care; and  You are severely disabled; or  You have a medical need for general anesthesia; or  You are under 7 years of age. For purposes of this review, a determination of medical necessity includes but is not limited to a consideration of whether your age, physical condition or mental condition requires the utilization of general anesthesia and the admission to a hospital or outpatient surgery center to safely provide the underlying dental care. Diabetic services, supplies, equipment, and self-care programs Covered services include:  Services - Foot care to minimize the risk of infection  Supplies - Injection devices including syringes, needles and pens - Test strips - blood glucose, ketone and urine - Blood glucose calibration liquid - Lancet devices and kits - Alcohol swabs  Equipment - External insulin pumps and pump supplies - Blood glucose monitors without special features, unless required due to blindness  Prescribed self-care programs with a health care provider certified in diabetes self-care training, including medical nutrition therapy Durable medical equipment (DME) Covered services are DME and the accessories needed to operate it when:  Made to withstand prolonged use  Mainly used in the treatment of illness or injury  Suited for use in the home  Not normally used by people who do not have an illness or injury  Not for altering air quality or temperature  Not for exercise or training Your plan only covers the same type of DME that Medicare covers. But there are some DME items Medicare covers that your plan does not. Covered services include the expense of renting or buying DME and accessories you need to operate the item from a DME supplier. If you purchase DME, that purchase is only covered if you need it for long-term use. Covered services also include:  One item of DME for the same or similar purpose  Repairing DME due to normal wear and tear

 A new DME item you need because your physical condition has changed  Buying a new DME item to replace one that was damaged due to normal wear, if it would be cheaper than repairing it or renting a similar item The following are not covered services:  Communication aid  Elevator  Maintenance and repairs that result from misuse or abuse  Massage table  Message device (personal voice recorder)  Over bed table  Portable whirlpool pump  Sauna bath  Telephone alert system  Vision aid  Whirlpool Emergency services When you experience an emergency medical condition, you should go to the nearest emergency room. You can also dial 911 or your local emergency response service for medical and ambulance help. Covered services include only outpatient services to evaluate and stabilize an emergency medical condition in a hospital emergency room or free-standing emergency department, including:  Diagnostic x-ray  Lab services  Medical supplies  Advanced diagnostic imaging, such as MRIs and CAT scans Emergency services for behavioral health conditions may be obtained from a facility and staff credentialed to provide behavioral health crisis services. These services include the following when they are within the capabilities of the staff and facilities available at the behavioral health crisis provider:  A behavioral health assessment, including ancillary services routinely available to evaluate an emergency medical condition, and  Further examination and treatment as are required so that your condition does not deteriorate You can get emergency services from network providers or out-of-network providers. Your coverage for emergency services will continue until the following conditions are met:  You are evaluated and your condition is stabilized  Post-stabilization: Your attending physician determines that you are medically able to travel or be transported, by non-medical or non-emergency transportation, to another provider or facility located within a reasonable travel distance, taking into account your medical condition If your physician decides you need to stay in the hospital (emergency admission) or receive follow-up care, these are not emergency services. Different benefits and requirements apply. See the How your plan works – Medical necessity and precertification requirements section and the Coverage and exclusions section that fits your situation (for example, Hospital care or Physician services). You can also contact us or your network physician or primary care physician (PCP).

Non-emergency services See the schedule of benefits for this information. Gender affirming treatment Covered services include certain services and supplies for gender affirming treatment. Medically necessary transition-related services can include:  Outpatient psychotherapy and mental health services for gender dysphoria and associated comorbid psychiatric diagnoses  Continuous hormone replacement therapy  Outpatient laboratory testing to monitor continuous hormone therapy  Gender reassignment surgeries Important note: Visit https://www.aetna.com/health-care-professionals/clinical-policy-bulletins.html for detailed information about this benefit, including eligibility and medical necessity requirements. You can also call the toll-free number on your ID card. Habilitation therapy services Habilitation therapy services are services needed to keep, learn or improve your skills and functioning for daily living (e.g., therapy for a child who isn’t walking or talking at the expected age). The services must follow a specific treatment plan, ordered by your physician. The services have to be performed by a:  Licensed or certified physical, occupational or speech therapist  Hospital, skilled nursing facility or hospice facility  Home health care agency  Physician Outpatient physical, occupational, and speech therapies Covered services include:  Physical therapy if it is expected to develop any impaired function  Occupational therapy if it is expected to develop any impaired function  Speech therapy if it is expected to develop speech function that resulted from delayed development (Speech function is the ability to express thoughts, speak words and form sentences.) The following are not covered services:  Services provided in an educational or training setting or to teach sign language  Vocational rehabilitation or employment counseling Early intervention services Early intervention services are available to children from birth to age 3. They are services that help a child develop, learn or keep skills to function age appropriately within their home or normal everyday settings and shall include services that enhance functional ability without effecting a cure. To receive services, your child must be certified by the Department of Behavioral Health and Developmental Services as eligible for services under Part H of the Individuals with Disabilities Education Act. Covered services include:  Speech and language therapy  Occupational therapy  Physical therapy  Assistive technology services and devices

Hearing aids for minors Hearing aid means:  Any wearable, non-disposable instrument or device designed or offered to aid or make up for impaired hearing  Parts, attachments, or accessories, including earmolds, initial batteries, and other necessary equipment, maintenance, and adaptation training Covered services for children 18 years of age or younger include services and equipment recommended by an otolaryngologist and provided by the following:  A physician certified as an otolaryngologist, otologist or licensed hearing aid provider  An audiologist who: - Is legally qualified in audiology - Holds a certificate of Clinical Competence in Audiology from the American Speech and Hearing Association in the absence of any licensing requirements  Hearing aid installed in accordance with a prescription written  Any other related services necessary to access, select, and adjust or fit a hearing aid The following are not covered services:  Replacement of a hearing aid that is lost, stolen, or damaged through neglect  Batteries after the initial is provided or cords  A hearing aid that does not meet the specifications prescribed for correction of hearing loss Hearing exams Covered services include hearing exams for evaluation and treatment of illness, injury or hearing loss when performed by a hearing specialist. The following are not covered services:  Hearing exams given during a stay in a hospital or other facility, except those provided to newborns as part of the overall hospital stay Hemophilia and congenital bleeding disorders Covered services for home treatment of routine bleeding episodes associated with hemophilia and other congenital disorders include:  Blood infusion equipment, including but not limited to, syringes and needles  Blood products, including but not limited to, Factor VII, Factor VIII, Factor IX and cryoprecipitate  Training to provide infusion therapy at home The home treatment must be supervised by a state-approved hemophilia treatment center. Home health care Covered services include home health care provided by a home health care agency in the home, but only when all of the following criteria are met:  You are homebound  Your physician orders them  The services take the place of a stay in a hospital or a skilled nursing facility, or you are unable to receive the same services outside your home  The services are a part of a home health care plan

 The services are skilled nursing services, home health aide services or medical social services, or are short-term speech, physical or occupational therapy  Home health aide services are provided under the supervision of a registered nurse  Medical social services are provided by or supervised by a physician or social worker Skilled nursing services are services provided by a registered nurse or licensed practical nurse within the scope of their license. If you are discharged from a hospital or skilled nursing facility after a stay, the intermittent requirement may be waived to allow coverage for continuous skilled nursing services. See the schedule of benefits for more information on the intermittent requirement. Short-term physical, speech, and occupational therapy provided in the home are subject to the same conditions and limitations imposed on therapy provided outside the home. See Rehabilitation services and Habilitation therapy services in this section and the schedule of benefits. The following are not covered services:  Custodial care  Services provided outside of the home (such as in conjunction with school, vacation, work, or recreational activities)  Transportation Hospice care Covered services include inpatient, outpatient, and home hospice care when given as part of a hospice care program. The types of hospice care services that are eligible for coverage include:  Room and board  Services and supplies furnished to you on an inpatient, outpatient, or home basis  Services by a hospice care agency or hospice care provided in a hospital  Psychological, psychosocial and dietary counseling  Pain management and symptom control  Bereavement counseling  Respite and palliative care Hospice care services provided by the providers below will be covered, even if the providers are not an employee of the hospice care agency responsible for your care:  A physician for consultation or case management  A physical or occupational therapist  A home health care agency for: - Physical and occupational therapy - Medical supplies - Outpatient prescription drugs - Psychological and psychosocial counseling - Dietary counseling The following are not covered services:  Funeral arrangements  Pastoral counseling  Financial or legal counseling including estate planning and the drafting of a will

 Homemaker services, caretaker services, or any other services not solely related to your care, which may include: - Sitter or companion services for you or other family members - Transportation - Maintenance of the house Hospital care Covered services include inpatient and outpatient hospital care. This includes:  Semi-private room and board (your plan will cover the extra expense of a private room when appropriate because of your medical condition)  Services and supplies provided by the outpatient department of a hospital, including the facility charge  Services of physicians employed by the hospital  Administration of blood and blood products  Services and supplies for a hysterectomy, for a minimum stay of not less than: - 23 hours following a laparoscopy-assisted vaginal hysterectomy - 48 hours following a vaginal hysterectomy A shorter inpatient stay will be allowed if the attending provider and you determine that a shorter length of stay is appropriate. The following are not covered services:  All services and supplies provided in: - Rest homes - Any place considered a person’s main residence or providing mainly custodial or rest care - Health resorts - Spas - Schools or camps Infertility services Basic infertility Covered services include seeing a provider:  To diagnose and evaluate the underlying medical cause of infertility.  To do surgery to treat the underlying medical cause of infertility. Examples are endometriosis surgery or, for men, varicocele surgery.  For artificial insemination, which includes intrauterine (IUI)/intracervical (ICI) insemination. See the Coverage and exclusions-Prescription drugs – outpatient section for information on coverage of infertility prescription drugs. Advanced reproductive technology (ART) Advanced reproductive technology, also called “assisted reproductive technology”, is a more advanced type of infertility treatment. Covered services include the following services provided by an ART specialist  Ovulation induction cycle(s) using medication to stimulate the ovaries. This may include the use of ultrasound and lab tests.  In vitro fertilization (IVF).  Zygote intrafallopian transfer (ZIFT).  Gamete intrafallopian transfer (GIFT).  Cryopreserved (frozen) embryo transfers (FET).  Charges associated with your care when you receive a donor egg or embryo in a donor IVF cycle. These services include culture and fertilization of the egg from the donor and transfer of the embryo into you.
- Charges associated with your care when using a gestational carrier including egg retrieval and culture and fertilization of your eggs that will be transferred into a gestational carrier. Services for the gestational carrier, including transfer of the embryo into the carrier, are not covered. (See exclusions, below.)

ART **covered services** may include either dollar or cycle limits. Your schedule of benefits will tell you which limits apply to your plan.

For plans with ovulation induction cycle limits, an ovulation induction cycle is defined as an attempt at ovulation induction while on medication to stimulate the ovaries with or without artificial insemination.

For plans with ART cycle limits, an ART “cycle” is defined as:

ART service	Procedure	Cycle count
IVF	One complete fresh cycle with transfer (egg retrieval, fertilization, and transfer of embryo)	One full cycle
IVF	One fresh cycle with attempted egg aspiration (with or without egg retrieval) but without transfer of embryo	One half cycle
IVF	Fertilization of egg and transfer of embryo	One half cycle
IVF	One cryopreserved (frozen) embryo transfer	One half cycle
GIFT	One complete cycle	One full cycle
ZIFT	One complete cycle	One full cycle

Aetna’s National Infertility Unit
Our National Infertility Unit (NIU) is here to help you. It is staffed by a dedicated team of registered nurses and infertility coordinators. They can help you with determining eligibility for benefits and **precertification**. They can also give you information about our infertility Institutes of Excellence™(IOE) facilities. You can call the NIU at 1-800-575-5999.

Your **network provider** will request approval from us in advance for your infertility services. If your **provider** is not a **network provider**, you are responsible to request approval from us in advance.

Fertility preservation
Fertility preservation involves the retrieval of mature eggs/sperm with or without the creation of embryos that are frozen for future use.

Covered services for fertility preservation are provided when:
- You are believed to be fertile
- You have planned medical services that are proven to result in infertility such as:
  - Chemotherapy or radiation therapy that is established in medical literature to result in infertility
  - Other gonadotoxic therapies
  - Removing the uterus
  - Removing both ovaries or testicles
- The eggs that will be retrieved for use are likely to result in a pregnancy by meeting the FSH level and ovarian responsiveness criteria outlined in Aetna’s infertility clinical policy

Premature ovarian insufficiency
If your infertility has been diagnosed as premature ovarian insufficiency (POI), as described in our clinical policy bulletin, you are eligible for ART services using donor eggs/embryos through age 45 regardless of FSH level.

Infertility services exclusions: The following are not covered services:  Cryopreservation (freezing) and storage of eggs, embryos, sperm, or reproductive tissue.  Thawing of cryopreserved (frozen) eggs, sperm, or reproductive tissue.  The donor’s care in a donor egg cycle. This includes, but is not limited to, screening fees, lab test fees and charges associated with donor care as part of donor egg retrievals or transfers.  A gestational carrier’s care, including transfer of the embryo to the carrier. A gestational carrier is a woman who has a fertilized egg from another woman placed in her uterus and who carries the resulting pregnancy on behalf of another person.  Infertility medication not injected by your provider, including but not limited to menotropins, hCG, and GnRH agonists. See the Coverage and exclusions-Prescription drugs – outpatient section for information on coverage of infertility prescription drugs for your plan.  All charges associated with or in support of surrogacy arrangements for you or the surrogate. A surrogate is a female carrying her own genetically related child with the intention of the child being raised by someone else, including the biological father.  Home ovulation prediction kits or home pregnancy tests.  The purchase of donor embryos, donor eggs or donor sperm.  Obtaining sperm from a person not covered under this plan.  Infertility treatment when a successful pregnancy could have been obtained through less costly treatment.  Infertility treatment when either partner has had voluntary sterilization surgery, with or without surgical reversal, regardless of post reversal results. This includes tubal ligation, hysterectomy and vasectomy only if obtained as a form of voluntary sterilization.  Infertility treatment when infertility is due to a natural physiologic process such as age related ovarian insufficiency (e.g., perimenopause, menopause) as measured by an unmedicated FSH level at or above 19 on cycle day two or three of your menstrual period or other abnormal testing results as outlined in Aetna’s infertility clinical policy.  Treatment for dependent children, except for fertility preservation as described above. Jaw joint disorder treatment Covered services include the diagnosis, surgical and non-surgical treatment of jaw joint disorder by a provider, including:  The jaw joint itself, such as temporomandibular joint dysfunction (TMJ) syndrome  The relationship between the jaw joint and related muscle and nerves, such as myofascial pain dysfunction (MPD) Lymphedema Covered services include the diagnosis, evaluation and treatment of lymphedema. Your plan will cover:  Equipment  Supplies  Complex decongestive therapy  Self-management training and education by a licensed health professional Maternity and related newborn care Covered services include pregnancy (prenatal) care, care after delivery and obstetrical services. After your child is born, covered services include:  No less than 48 hours of inpatient care in a hospital after a vaginal delivery  No less than 96 hours of inpatient care in a hospital after a cesarean delivery

 A shorter stay, if the attending physician, with the consent of the mother, discharges the mother or newborn earlier If the mother is discharged earlier, the plan will pay for home visits after delivery by a health care provider according to the guidelines recommended by the American Academy of Pediatrics or the American College of Obstetricians and Gynecologists. Covered services also include services and supplies needed for circumcision by a provider. The following are not covered services:  Any services and supplies related to births that take place in the home or in any other place not licensed to perform deliveries Nutritional support Covered services include formula and enteral nutrition products for the treatment of an inherited metabolic disorder. An inherited metabolic disorder is an inherited enzymatic disorder caused by single gene defects involved in the metabolism of amino, organic, or fatty acids. Covered services include:  Formula and enteral nutrition products that: - Are liquid or solid formulas and enteral nutrition products for the partial or exclusive feeding by means of oral intake or enteral feeding by tube - A physician or other health professional that is qualified for the management of an inherited metabolic disorder has issued a written notice stating that the formula or enteral nutrition product is medically necessary - Are a critical source of nutrition as certified by the physician by diagnosis, but do not need to be your primary source of nutrition - Are proven effective as your treatment regimen - Are used under medical supervision which may include a home setting  Medical equipment, supplies, and services that are required to administer the covered formula or enteral nutrition products The following are not covered services: Any other food item, including:  Infant formulas  Nutritional supplements  Vitamins  Medical foods  Other nutritional items Obesity surgery and services Obesity surgery is a type of procedure performed on people who are morbidly obese for the purpose of losing weight. Your physician will determine whether you qualify for obesity surgery. Covered services include:  An initial medical history and physical exam  Diagnostic tests given or ordered during the first exam  Outpatient prescription drugs included under the Prescription drugs - outpatient section  An obesity surgical procedure, such as gastric bypass, or other method as recognized by the National

Institutes of Health as effective for the long-term reversal of morbid obesity  A multi-stage procedure when planned and approved by us  Adjustments after an approved lap band procedure, including approved adjustments in an office or outpatient setting The following are not covered services:  Weight management treatment  Drugs intended to decrease or increase body weight, control weight or treat obesity except as described in the certificate.  Preventive care services for obesity screening and weight management interventions, regardless of whether there are other related conditions. This includes:  Drugs, stimulants, preparations, foods or diet supplements, dietary regimens and supplements, food supplements, appetite suppressants and other medications  Hypnosis, or other forms of therapy  Exercise programs, exercise equipment, membership to health or fitness clubs, recreational therapy or other forms of activity or activity enhancement Oral and maxillofacial treatment (mouth, jaws and teeth) Covered services include the following when provided by a physician, dentist and hospital:  Cutting out: - Cysts, tumors, or other diseased tissues  Cutting into gums and tissues of the mouth: - Only when not associated with the removal, replacement or repair of teeth Outpatient surgery Covered services include services provided and supplies used in connection with outpatient surgery performed in a surgery center or a hospital’s outpatient department. Important note: Some surgeries can be done safely in a physician’s office. For those surgeries, your plan will pay only for physician, PCP services and not for a separate fee for facilities. The following are not covered services:  A stay in a hospital (see Hospital care in this section)  Services of another physician for the administration of a local anesthetic Physician services Covered services include services by your physician to treat an illness or injury. You can get services:  At the physician’s office  In your home  In a hospital  From any other inpatient or outpatient facility  By way of telemedicine Important note: For behavioral health services, all in-person, covered services with a behavioral health provider are also covered services if you use telemedicine instead. Other services and supplies that your physician may provide:

 Allergy testing and allergy injections  Radiological supplies, services, and tests  Immunizations that are not covered as preventive care Prescription drugs - outpatient Read this section carefully. This plan does not cover all prescription drugs and some coverage may be limited. This doesn’t mean you can’t get prescription drugs that aren’t covered; you can, but you have to pay for them yourself. For more information about prescription drug benefits, including limits, see the schedule of benefits. Important note: A pharmacy may refuse to fill or refill a prescription when, in the professional judgement of the pharmacist, it should not be filled or refilled. Your plan provides standard safety checks to encourage safe and appropriate use of medications. These checks are intended to avoid adverse events and align with the medication’s U.S. Food and Drug Administration (FDA) approved prescribing information and current published clinical guidelines and treatment standards. These checks are routinely updated as new medications come to market and as guidelines and standards are updated. Covered services are based on the drugs in the drug guide. We exclude prescription drugs listed on the formulary exclusions list unless we approve a medical exception. The formulary exclusions list is a list of prescription drugs not covered under the plan. This list is subject to change. If it is medically necessary for you to use a prescription drug that is not on this drug guide, you or your provider must request a medical exception. See the Requesting a medical exception section or just contact us. Your provider can give you a prescription in different ways including:  A written prescription that you take to a network pharmacy  Calling or e-mailing a prescription to a network pharmacy  Submitting the prescription to a network pharmacy electronically The pharmacy may substitute a generic prescription drug for a brand-name prescription drug. Your cost share may be less if you use a generic drug when it is available. Any prescription drug made to work beyond one month shall require the copayment amount that equals the expected duration of the medication. Prescription drug synchronization If you are prescribed multiple maintenance medications, including specialty prescription drugs, and would like to have them each dispensed on the same fill date for your convenience, your network pharmacy may be able to coordinate that for you, provided that:  Your pharmacy or provider tells us that the synchronization of the dates is in your best interest  You request or agree to the synchronization We will apply a prorated daily cost share rate, to a partial fill of a maintenance drug, if needed, to synchronize your prescription drugs. We will not perform this proration more often than annually. How to access network pharmacies A network pharmacy will submit your claim. You will pay your cost share to the pharmacy. You can find a network pharmacy either online or by phone. See the Contact us section for how. You may go to any of our network pharmacies. A network pharmacy also includes an out-of-network pharmacy or its intermediary that has agreed in writing to accept payment at the same rate as a network pharmacy.

Pharmacy types Retail pharmacy A retail pharmacy may be used for up to a 90 day supply of a prescription drug. Mail order pharmacy The drugs available through mail order are maintenance drugs that you take on a regular basis for a chronic or long-term medical condition. A mail order pharmacy may be used for up to a 90 day supply of a prescription drug. Prescriptions can be filled at a network mail order pharmacy. Specialty pharmacy A specialty pharmacy may be used for up to a 30 day supply of a specialty prescription drug. You can view the list of specialty prescription drugs. See the Contact us section for how. Specialty prescription drug fills may be filled only at pharmacies that have agreed to accept our reimbursement terms for specialty prescription drugs. Pharmacies that have accepted our reimbursement terms are listed on our online provider directory at www.aetna.com/formulary. You can also call the toll-free number on your ID card to request a printed directory. All specialty prescription drug fills including the first fill must be filled at a network specialty pharmacy or an out-of-network specialty pharmacy or its intermediary that has agreed in writing to accept payment at the same rate as a network specialty pharmacy, unless it is an urgent situation. Prescription drugs covered by this plan are subject to misuse, waste, or abuse utilization review by us, your provider, and/or your network pharmacy. The outcome of this review may include:  Limiting coverage of a drug to one prescribing provider or one network pharmacy  Quantity, dosage or day supply limits  Requiring a partial fill or denial of coverage How to access out-of-network pharmacies You can directly access an out-of-network pharmacy to get covered outpatient prescription drugs. When you use an out-of-network pharmacy, you pay your in-network copayment or coinsurance then you pay any remaining deductible and then you pay your out-of-network coinsurance. If you use an out-of-network pharmacy to obtain outpatient prescription drugs, you are subject to a higher out-of-pocket expense and are responsible for:  Paying your in-network outpatient prescription drug cost share  Paying any applicable out-of-network outpatient prescription drug deductible  Your out-of-network coinsurance  Any charges over the allowable amount  Submitting your own claims Other covered services Abortion drugs Covered services include prescription drugs used for elective termination of pregnancy.

Anti-cancer drugs taken by mouth Covered services include any drug prescribed for cancer treatment, including chemotherapy drugs. The drug must be recognized for treating cancer in standard reference materials or medical literature even if it isn’t approved by the FDA for this treatment. Contraceptives (birth control) For females who are able to reproduce, covered services include any drugs and devices that the FDA has approved to prevent pregnancy. You will need a prescription from your provider and must fill it at a network pharmacy. At least one form of each FDA-approved contraception method is a covered service. You can access a list of covered drugs and devices. See the Contact us section for how. We also cover over-the-counter (OTC) and generic prescription drugs and devices for each method of birth control approved by the FDA at no cost to you. If a generic drug or device is not available for a certain method, we will cover the brand-name prescription drug or device at no cost share. Preventive contraceptives important note: You may qualify for a medical exception if your provider determines that the contraceptives covered as preventive covered services under the plan are not medically appropriate for you. Your provider may request a medical exception and submit it to us for review. If the exception is approved, the brand-name prescription drug contraceptive will be covered at 100%. Diabetic supplies Covered services include but are not limited to the following:  Alcohol swabs  Blood glucose calibration liquid  Diabetic syringes, needles and pens  Continuous glucose monitors  Insulin infusion disposable pumps  Lancet devices and kits  Test strips for blood glucose, ketones, urine See the Diabetic services, supplies, equipment, and self-care programs provision for medical covered services. Immunizations Covered services include preventive immunizations as required by the ACA when given by a network pharmacy. You can find a participating network pharmacy by contacting us. Check with the pharmacy before you go to make sure the vaccine you need is in stock. Not all pharmacies carry all vaccines. Infertility drugs Covered services include oral and injectable ovulation induction prescription drugs. Obesity drugs Covered services include prescription drugs used only for the purpose of weight loss. These are sometimes called anti-obesity agents. Off-label use FDA approved prescription drugs may be covered when the off-label use of the drug has not been approved by the FDA for your condition. Eligibility for coverage is subject to the following:  The drug has been approved by the FDA for at least one indication and the drug is recognized for treatment of the covered indication in one of the standard reference compendia or in substantially accepted peer-reviewed medical literature.

 The drug is prescribed for the treatment of cancer and it is recognized as safe and effective for treatment of that specific type of cancer in any of the standard reference compendium even if the drug is not approved by the FDA for a particular indication.  The drug is approved by the FDA for use in the treatment of cancer pain and the dosage is in excess of the recommended dosage for a patient with intractable cancer pain. Over-the-counter (OTC) drugs Covered services include certain OTC medications when you have a prescription from your provider. You can see a list of covered OTC drugs by logging on to your member website. Risk reducing breast cancer prescription drugs Covered services include prescription drugs used to treat people who are at:  Increased risk for breast cancer  Low risk for medication side effects Sexual enhancement or dysfunction prescription drugs Covered services include prescription drugs for the treatment of sexual dysfunction or enhancement. For the most up-to-date information on covered prescription drugs and doses, contact us. Tobacco cessation prescription drugs Covered services include FDA-approved prescription drugs, OTC drugs, and OTC aids to help stop the use of tobacco products, including nicotine replacement therapy. A provider must prescribe all OTC aids. A tobacco product is something that contains tobacco or nicotine. Examples of this are:  Candy-like products with tobacco as an ingredient  Cigarettes  Cigars  Smoking tobacco  Smokeless tobacco  Snuff Nicotine replacement therapy is a prescription drug or aid that:  Delivers nicotine to a person who is trying to stop using tobacco products  Is prescribed by a provider Prescription drug exclusions: The following are not covered services:  Allergy sera and extracts given by injection  Any services related to providing, injecting or application of a drug  Compounded prescriptions containing bulk chemicals not approved by the FDA including compounded bioidentical hormones  Cosmetic drugs including medication and preparations used for cosmetic purposes  Devices, products and appliances unless listed as a covered service  Dietary supplements including medical foods  Drugs or medications - Administered or entirely consumed at the time and place they are prescribed or provided - Which do not require a prescription by law, even if a prescription is written, unless we have approved a medical exception - That are therapeutically the same or an alternative to a covered prescription drug, unless we approve a medical exception

- Not approved by the FDA or not proven safe or effective - Provided under your medical plan while inpatient at a healthcare facility - That include vitamins and minerals unless recommended by the United States Preventive Services Task Force (USPSTF) - That are used to treat sexual dysfunction, enhance sexual performance or increase sexual desire, including drugs, implants, devices or preparations to correct or enhance erectile function, enhance sensitivity or alter the shape or appearance of a sex organ unless listed as a covered service - That are used for the purpose of weight gain or loss including but not limited to stimulants, preparations, foods or diet supplements, dietary regimens and supplements, food or food supplements, non-prescription appetite suppressants or other medications except as described in the certificate - That are drugs or growth hormones used to stimulate growth and treat idiopathic short stature unless there is evidence that the member meets one or more clinical criteria detailed in our precertification and clinical policies  Duplicative drug therapy; for example, two antihistamines for the same condition  Genetic care including: - Any treatment, device, drug, service or supply to alter the body’s genes, genetic makeup or the expression of the body’s genes unless listed as a covered service  Immunizations related to travel or work  Immunization or immunological agents except as specifically stated in the schedule of benefits or the certificate  Implantable drugs and associated devices except as specifically stated in the schedule of benefits or the certificate  Injectables including: - Any charges for the administration or injection of prescription drugs - Needles and syringes except for those used for insulin administration - Any drug which, due to its characteristics as determined by us, must typically be administered or supervised by a qualified provider or licensed certified health professional in an outpatient setting with the exception of Depo Provera and other injectable drugs for contraception  Off-label drug use except as described in the Prescription drugs – outpatient, Off-label use section  Prescription drugs: - That are ordered by a dentist or prescribed by an oral surgeon in relation to the removal of teeth or prescription drugs for the treatment of a dental condition - That are considered oral dental preparations and fluoride rinses except pediatric fluoride tablets or drops as specified on the plan’s drug guide - That are used for the purpose of improving visual acuity or field of vision - That are being used or abused in a manner that is determined to be furthering an addiction to a habit-forming substance, or drugs obtained for use by anyone other than the member as identified on the ID card  Replacement of lost or stolen prescriptions  Test agents except diabetic test agents  We reserve the right to exclude: - A manufacturer’s product when the same or similar drug (one with the same active ingredient or same therapeutic effect), supply or equipment is on the plan’s drug guide - Any dosage or form of a drug when the same drug is available in a different dosage or form on the plan’s drug guide

Preventive care Preventive covered services are designed to help keep you healthy, supporting you in achieving your best health through early detection. If you need further services or testing such as diagnostic testing, you may pay more as these services aren’t preventive. If a covered service isn’t listed here under preventive care, it still may be covered under other covered services in this section. For more information, see your schedule of benefits. The following agencies set forth the preventive care guidelines in this section:  Advisory Committee on Immunization Practices of the Centers for Disease Control and Prevention (CDC)  United States Preventive Services Task Force (USPSTF)  Health Resources and Services Administration  American Academy of Pediatrics/Bright Futures/Health Resources and Services Administration guidelines for children and adolescents These recommendations and guidelines may be updated periodically. When updated, they will apply to this plan. The updates are effective on the first day of the year, one year after the updated recommendation or guideline is issued. For frequencies and limits, contact your physician or us. This information is also available at https://www.healthcare.gov/ Important note: Gender-specific preventive care benefits include covered services described regardless of the sex you were assigned at birth, your gender identity, or your recorded gender. Counseling services Covered services include preventive screening and counseling by your health professional for:  Alcohol or drug misuse - Preventive counseling and risk factor reduction intervention - Structured assessment  Genetic risk for breast and ovarian cancer  Obesity and healthy diet - Preventive counseling and risk factor reduction intervention - Nutritional counseling - Healthy diet counseling provided in connection with hyperlipidemia (high cholesterol) and other known risk factors for cardiovascular and diet-related chronic disease  Sexually transmitted infection  Tobacco cessation - Preventive counseling to help stop using tobacco products - Treatment visits - Class visits Family planning services – female contraceptives Covered services include family planning services as follows:  Contraceptive devices (including any related services or supplies) when they are prescribed, provided, administered, or removed by a health professional.  Voluntary sterilization including charges billed separately by the [provider] for female voluntary sterilization procedures and related services and supplies. This also could include tubal ligation and sterilization implants.

The following are not preventive covered services:  Services provided as a direct result of complications resulting from a voluntary sterilization procedure and related follow-up care  Any contraceptive methods that are only “reviewed” by the FDA and not “approved” by the FDA  Male contraceptive methods, sterilization procedures or devices, except for male condoms prescribed by a health professional Immunizations Covered services include preventive immunizations for infectious diseases. The following are not preventive covered services:  Immunizations that are not considered preventive care, such as those required due to your employment or travel Routine cancer screenings Covered services include the following routine cancer screenings:  Colonoscopies including pre-procedure specialist consultation, anesthesia, removal of polyps during a screening procedure, and a pathology exam on any removed polyp, as recommended by the American College of Gastroenterology in association with the American Cancer Society  Digital rectal exams (DRE)  Double contrast barium enemas (DCBE)  Fecal occult blood tests (FOBT), as recommended by the American College of Gastroenterology in association with the American Cancer Society  Follow-up colonoscopies after a positive noninvasive stool-based (FOBT) screening test or direct visualization test  Lung cancer screenings  Mammograms - One mammogram if you are 35-39 - One mammogram every 2 years if you are age 40-49 - One mammogram per year if you are age 50 or older  Prostate specific antigen (PSA) tests per year if you are either: - Younger than age 50 but considered to be high risk - Age 50 or older  Sigmoidoscopies, as recommended by the American College of Gastroenterology in association with the American Cancer Society  Radiologic imaging in appropriate circumstances for colorectal cancer screening, as recommended by the American College of Gastroenterology in association with the American Cancer Society Routine physical exams A routine preventive exam is a medical exam given for a reason other than to diagnose or treat a suspected or identified illness or injury and also includes:  Evidence-based items that have in effect a rating of A or B in the current recommendations of the United States Preventive Services Task Force.  Services as recommended in the American Academy of Pediatrics/Bright Futures/Health Resources and Services Administration guidelines for children and adolescents.  Screenings and counseling services as provided for in the comprehensive guidelines recommended by the Health Resources and Services Administration. These services may include but are not limited to: - Screening and counseling services on topics such as: o Interpersonal and domestic violence

o Sexually transmitted diseases o Human immune deficiency virus (HIV) infections - High risk human papillomavirus (HPV) DNA testing for women Covered services include:  Office visit to a physician  Hearing screening  Vision screening  Radiological services, lab and other tests  For covered newborns, an initial hospital checkup Well woman preventive visits A routine well woman preventive exam is a medical exam given for a reason other than to diagnose or treat a suspected or identified illness or injury and also includes:  Office visit to a physician, PCP, OB, GYN or OB/GYN for services including an annual cervical cancer screening (Pap smear) and testing using any FDA approved gynecologic cytology screening technologies  Preventive care breast cancer (BRCA) gene blood testing  Screening for diabetes after pregnancy for women with a history of diabetes during pregnancy  Screening for urinary incontinence Private duty nursing - outpatient Covered services include private duty nursing care provided by an R.N. or L.P.N. when:  You are homebound  Your physician orders services as part of a written treatment plan  Services take the place of a hospital or skilled nursing facility stay  Your condition is serious, unstable, and requires continuous skilled 1-on-1 nursing care  Periodic skilled nursing visits are not adequate The following are not covered services:  Inpatient private duty nursing care  Care provided outside the home  Maintenance or custodial care  Care for your convenience or the convenience of the family caregiver Prosthetic device A prosthetic device is a device that temporarily or permanently replaces all or part of an external body part lost or impaired as a result of illness, injury or congenital defects. Covered services include the initial provision and subsequent replacement of a prosthetic device that your physician orders and administers. Coverage includes:  Any myoelectric, biomechanical, or microprocessor-controlled prosthetic device that peer-reviewed medical literature has determined to be medically appropriate on the basis of the clinical assessment of your rehabilitation potential  Instruction and other services (such as components, fittings, attachment or insertion) so you can properly use the device  Repairing or replacing the original device you outgrow or that is no longer appropriate because your physical condition changed  Replacements required by ordinary wear and tear or damage

Component means the materials and equipment needed to ensure the comfort and functioning of a prosthetic device. If you receive a prosthetic device as part of another covered service, it will not be covered under this benefit. The following are not covered services:  Orthopedic shoes and therapeutic shoes, unless the orthopedic shoe is an integral part of a covered leg brace  Trusses, corsets, and other support items  Repair and replacement due to loss, misuse, abuse or theft Reconstructive breast surgery and supplies Covered services include all stages of reconstructive surgery by your provider and related supplies provided in an inpatient or outpatient setting only in the following circumstances:  Your surgery reconstructs the breast where a necessary mastectomy was performed, such as an implant and areolar reconstruction. It also includes: - Surgery on a healthy breast to make it symmetrical with the reconstructed breast - Treatment of physical complications of all stages of the mastectomy, including lymphedema - Prostheses Unless you and your [physician] decide that a shorter time period for inpatient care is appropriate, covered services for reconstructive breast surgery include:  48 hours of inpatient care following a mastectomy  24 hours of inpatient care after a lymph node dissection for treatment of breast cancer Reconstructive surgery and supplies Covered services include all stages of reconstructive surgery by your provider and related supplies provided in an inpatient or outpatient setting only in the following circumstances:  Your surgery is to implant or attach a covered prosthetic device.  Your surgery corrects a birth defect, including but not limited to cleft lip and cleft palate or ectodermal dysplasia. The surgery will be covered if: - The defect results in facial disfigurement or functional impairment of a body part, and - The purpose of the surgery is to improve function  Your surgery is needed because treatment of your illness resulted in facial disfigurement or functional impairment of a body part, and your surgery will improve function. Accidental injury to natural teeth Covered services also include the procedures or surgery to sound natural teeth, injured due to an accident and performed as soon as medically possible, when:  The teeth were stable, functional and free from decay or disease at the time of the injury  The surgery or procedure returns the injured teeth to how they functioned before the accident These accident-related dental services are limited to:  The first placement of a permanent crown or cap to repair a broken tooth  The first placement of dentures or bridgework to replace lost teeth  Orthodontic therapy to pre-position teeth

Short-term cardiac and pulmonary rehabilitation services Cardiac rehabilitation Covered services include cardiac rehabilitation services you receive at a hospital, skilled nursing facility or physician’s office, but only if those services are part of a treatment plan determined by your risk level and ordered by your physician. Pulmonary rehabilitation Covered services include pulmonary rehabilitation services as part of your inpatient hospital stay if they are part of a treatment plan ordered by your physician. A course of outpatient pulmonary rehabilitation may also be covered if it is performed at a hospital, skilled nursing facility, or physician’s office and is part of a treatment plan ordered by your physician. Short-term rehabilitation services Short-term rehabilitation services are services needed to restore or develop your skills and functioning for daily living. The services must follow a specific treatment plan, ordered by your physician. The services have to be performed by a:  Licensed or certified physical, occupational, or speech therapist  Hospital, skilled nursing facility, or hospice facility  Home health care agency  Physician Covered services include:  Spinal manipulation to correct a muscular or skeletal problem. Your provider must establish or approve a treatment plan that details the treatment and specifies frequency and duration. Cognitive rehabilitation, physical, occupational, and speech therapy Covered services include:  Physical therapy, but only if it is expected to significantly improve or restore physical functions lost as a result of an acute illness, injury, or surgical procedure  Occupational therapy, but only if it is expected to do one of the following: - Significantly improve, develop, or restore physical functions you lost as a result of an acute illness, injury, or surgical procedure - Help you relearn skills so you can significantly improve your ability to perform the activities of daily living on your own  Speech therapy, but only if it is expected to do one of the following: - Significantly improve or restore lost speech function or correct a speech impairment resulting from an acute illness, injury, or surgical procedure - Improve delays in speech function development caused by a birth defect (Speech function is the ability to express thoughts, speak words and form sentences. Speech impairment is difficulty with expressing one’s thoughts with spoken words.)  Cognitive rehabilitation associated with physical rehabilitation, but only when: - Your cognitive deficits are caused by neurologic impairment due to trauma, stroke, or encephalopathy - The therapy is coordinated with us as part of a treatment plan intended to restore previous cognitive function Short-term physical, speech and occupational therapy services provided in an outpatient setting are subject to the same conditions and limitations for outpatient short-term rehabilitation services. See the Short-term rehabilitation services section in the schedule of benefits.

The following are not covered services:  Services provided in an educational or training setting or to teach sign language  Vocational rehabilitation or employment counseling Skilled nursing facility Covered services include inpatient skilled nursing facility care. This includes:  Room and board, up to the semi-private room rate  Services and supplies provided during a stay in a skilled nursing facility Specialty prescription drugs Covered services include specialty prescription drugs when they are:  Purchased by your provider  Injected or infused by your provider in an outpatient setting such as: - A freestanding outpatient facility - The outpatient department of a hospital - A physician in the office  A home care provider in your home Certain injected and infused medications may be covered under the outpatient prescription drug benefit. Contact us to determine if coverage is under this specialty prescription drug or the outpatient prescription drug benefit. Telemedicine Covered services include telemedicine consultations when provided by a physician, specialist, behavioral health provider or other telemedicine provider acting within the scope of their license. Covered services for telemedicine consultations are available from a number of different kinds of providers under your plan. Log in to your member website at https://www.aetna.com/ to review our telemedicine provider listing and contact us to get more information about your options, including specific cost sharing amounts. The following are not covered services:  Telephone calls  Telemedicine kiosks Tests, images and labs - outpatient Diagnostic complex imaging services Covered services include:  Computed tomography (CT) scans, including for preoperative testing  Magnetic resonance imaging (MRI) including magnetic resonance spectroscopy (MRS), magnetic resonance venography (MRV) and magnetic resonance angiogram (MRA)  Nuclear medicine imaging including positron emission tomography (PET) scans  Other imaging service where the billed charge exceeds $500 Complex imaging for preoperative testing is covered under this benefit.

Diagnostic lab work Covered services include:  Lab  Pathology  Other tests These are covered only when you get them from a licensed radiology provider or lab. Diagnostic x-ray and other radiological services Covered services include x-rays, scans and other services (but not complex imaging) only when you get them from a licensed radiology provider. See Diagnostic complex imaging services above for more information. Therapies – chemotherapy, GCIT, infusion, radiation Chemotherapy Covered services for chemotherapy depend on where treatment is received. In most cases, chemotherapy is covered as outpatient care. However, your hospital benefit covers the initial dose of chemotherapy after a cancer diagnosis during a hospital stay. Gene-based, cellular and other innovative therapies (GCIT) Covered services include GCIT provided by a physician, hospital or other provider. Key Terms Here are some key terms we use in this section. These will help you better understand GCIT. Gene A gene is a unit of heredity which is transferred from a parent to child and is thought to determine some feature of the child. Molecular Molecular means relating to or consisting of molecules. A molecule is a group of atoms bonded together, making the smallest vital unit of a chemical compound that can take part in a chemical reaction. Therapeutic Therapeutic means a treatment, therapy, or drug meant to have a good effect on the body or mind, adding to a sense of well-being. GCIT are defined as any services that are:  Gene-based  Cellular and innovative therapeutics The services have a basis in genetic/molecular medicine and are not covered under the Institutes of Excellence™ (IOE) programs. We call these “GCIT services.”

GCIT covered services include:  Cellular immunotherapies.  Genetically modified viral therapy.  Other types of cells and tissues from and for use by the same person (autologous) and cells and tissues from one person for use by another person (allogenic) for treatment of certain conditions.  All human gene-based therapy that seeks to change the usual function of a gene or alter the biologic properties of living cells for therapeutic use. Examples include therapies using:  Luxturna® (Voretigene neparvovec)  Zolgensma® (Onasemnogene abeparvovec-xioi)  Spinraza® (Nusinersen)  Products derived from gene editing technologies, including CRISPR-Cas9.  Oligonucleotide-based therapies. Examples include:  Antisense. An example is Spinraza (Nusinersen).  siRNA.  mRNA.  microRNA therapies. Facilities/providers for gene-based, cellular and other innovative therapies We designate facilities to provide GCIT services or procedures. GCIT physicians, hospitals and other providers are GCIT-designated facilities/providers for Aetna and CVS Health. Important note: You must get GCIT covered services from a GCIT-designated facility/provider. If there are no GCIT-designated facilities/providers assigned in your network, it’s important that you contact us so we can help you determine if there are other facilities that may meet your needs. If you don’t get your GCIT services at the facility/provider we designate, they will not be covered services. Infusion therapy Infusion therapy is the intravenous (IV) administration of prescribed medications or solutions. Covered services include infusion therapy you receive in an outpatient setting including but not limited to:  A freestanding outpatient facility  The outpatient department of a hospital  A physician’s office  Your home from a home care provider You can access the list of preferred infusion locations by contacting us. When Infusion therapy services and supplies are provided in your home, they will not count toward any applicable home health care maximums. Certain infused medications may be covered under the outpatient prescription drug benefit. You can access the list of specialty prescription drugs by contacting us. Radiation therapy Covered services include the following radiology services provided by a health professional:  Accelerated particles  Gamma ray  Mesons  Neutrons  Radioactive isotopes

 Radiological services  Radium Transplant services Covered services include transplant services provided by a physician and hospital. This includes the following transplant types: • Solid organ • Hematopoietic stem cell • Bone marrow • CAR-T and T Cell receptor therapy for FDA-approved treatments • Thymus tissue for FDA-approved treatments Network of transplant facilities We designate facilities to provide specific services or procedures. They are listed as IOE facilities in your provider directory. The amount you will pay for covered transplant services depends on where you get the care. Your cost share will be lower when you get transplant services from the facility we designate to perform the transplant you need. Transplant services received from an IOE facility are subject to the network copayment, coinsurance, deductible, maximum out-of-pocket and limits, unless stated differently in this certificate and schedule of benefits. You may also get transplant services at a non-IOE facility, but your cost share will be higher. Transplant services received from a non-IOE facility are subject to the out-of-network copayment, coinsurance, deductible, maximum out-of-pocket, and limits, unless stated differently in this certificate and schedule of benefits. Important note: If there are no IOE facilities assigned to perform your transplant type in your network, it’s important that you contact us so we can help you determine if there are other facilities that may meet your needs. If you don’t get your transplant services at the facility we designate, your cost share will be higher. Many pre and post-transplant medical services, even routine ones, are related to and may affect the success of your transplant. If your transplant care is being coordinated by the National Medical Excellence® (NME) program, all medical services must be managed through NME so that you receive the highest level of benefits at the appropriate facility. This is true even if the covered service is not directly related to your transplant. The following are not covered services:  Services and supplies furnished to a donor when the recipient is not a covered person  Harvesting and storage of organs, without intending to use them for immediate transplantation for your existing illness  Harvesting and/or storage of bone marrow, hematopoietic stem cells, or other blood cells without intending to use them for transplantation within 12 months from harvesting, for an existing illness

Urgent care services Covered services include services and supplies to treat an urgent condition at an urgent care center. An urgent condition is an illness or injury that requires prompt medical attention but is not a life-threatening emergency medical condition. An urgent care center is a facility licensed as a freestanding medical facility to treat urgent conditions. If you need care for an urgent condition, you should first seek care through your physician, PCP. If your physician is not reasonably available, you may access urgent care from an urgent care center. The following are not covered services:  Non-urgent care in an urgent care center Virtual primary care (VPC) VPC provides coverage for eligible in-network covered services for persons 18 years of age or older. Covered services include basic medical and preventive health care services when provided by a Virtual Primary Care (VPC) telemedicine provider. A VPC telemedicine provider is a provider who is contracted with us to provide you with VPC covered services by telemedicine. This provider can also be your PCP. Covered services include:  Preventive care ‒ Preventive care screening and counseling ‒ Preventive care biometric review and analysis: o If you will perform self-assessments, when you schedule your first VPC consultation, you’ll get tools to do so at no cost to you o Your results will be reviewed with your VPC telemedicine provider  Basic medical services ‒ General primary care consultations ‒ Consultations for non-emergency illness or injury, including prescriptions, when needed ‒ Prescription drug coordination to encourage safe and appropriate use of medications ‒ Follow-up care and coordination with network providers Your VPC telemedicine provider can help you access network providers and specialists for covered services ordered during your virtual consultation, including:  Diagnostic lab tests  Preventive care immunizations  In-person preventive care  In-person biometric screenings such as cholesterol and blood sugar testing Your regular cost share will apply for services not provided by a VPC telemedicine provider and for any prescription drugs you may need. See the schedule of benefits. The following are not covered services:  VPC telemedicine consultations received from a provider who is not a VPC telemedicine provider.

Vision care Covered services include:  Routine vision exam provided by an ophthalmologist or optometrist including refraction and glaucoma testing The following are not covered services:  Office visits to an ophthalmologist, optometrist or optician related to the fitting of prescription contact lenses  Eyeglass frames, non-prescription lenses and non-prescription contact lenses that are for cosmetic purposes Walk-in clinic Covered services include, but are not limited to, health care services provided through a walk-in clinic for:  Scheduled and unscheduled visits for illnesses and injuries that are not emergency medical conditions  Preventive care immunizations administered within the scope of the clinic’s license  Individual screening and counseling services that will help you: - With obesity or healthy diet - To stop using tobacco products

General plan exclusions The following are not covered services under your plan: Blood and blood products Blood, blood products, and related services which are supplied to your provider free of charge This exception does not apply:  If services are medically necessary and you incur a change for the expense  For treatment of hemophilia and congenital bleeding disorders Cosmetic services and plastic surgery Any treatment, surgery (cosmetic or plastic), service or supply to alter, improve or enhance the shape or appearance of the body, except where described in the Coverage and exclusions section Cost share waived Any cost for a service when any out-of-network provider waives all or part of your copayment, coinsurance, deductible, or any other amount Court-ordered services and supplies This includes court-ordered services and supplies, or those required as a condition of parole, probation, release or because of any legal proceeding, unless they are a covered service under your plan Custodial care Services and supplies meant to help you with activities of daily living or other personal needs. Examples of these are:  Routine patient care such as changing dressings, periodic turning and positioning in bed  Administering oral medications  Care of stable tracheostomy (including intermittent suctioning)  Care of a stable colostomy/ileostomy  Care of stable gastrostomy/jejunostomy/nasogastric tube (intermittent or continuous) feedings  Care of a bladder catheter, including emptying or changing containers and clamping tubing  Watching or protecting you  Respite care, adult or child day care, or convalescent care  Institutional care, including room and board for rest cures, adult day care and convalescent care  Help with walking, grooming, bathing, dressing, getting in or out of bed, going to the bathroom, eating, or preparing foods  Any other services that a person without medical or paramedical training could be trained to perform  For behavioral health (mental health treatment and substance use disorder treatment): - Services provided when you have reached the greatest level of function expected with the current level of care - Services given mainly to: o Provide a place free from conditions that could make your physical or mental state worse Dental services The following are not covered services:  Services normally covered under a dental plan

 Dental implants except when part of an approved treatment plan for a covered service described in the Coverage and exclusions - Reconstructive surgery and supplies section Educational services Examples of these are:  Any service or supply for education, training or retraining services or testing, except as described in the Coverage and exclusions section. This includes: ‒ Special education ‒ Remedial education ‒ Wilderness treatment programs (whether or not the program is part of a residential treatment facility or otherwise licensed institution) ‒ Job training ‒ Job hardening programs  Educational services, schooling or any such related or similar program, including therapeutic programs within a school setting. Examinations Any health or dental examinations needed:  Because a third party requires the exam. Examples include examinations to get or keep a job, and examinations required under a labor agreement or other contract.  To buy insurance or to get or keep a license.  To travel.  To go to a school, camp, sporting event, or to join in a sport or other recreational activity. Experimental, investigational, or unproven Experimental, investigational, or unproven drugs, devices, treatments or procedures unless otherwise covered under clinical trials Foot care Routine services and supplies for the following:  Routine pedicure services, such as routine cutting of nails, when there is no illness or injury in the nails  Supplies (including orthopedic shoes), ankle braces, guards, protectors, creams, ointments and other equipment, devices and supplies  Treatment of calluses, bunions, toenails, hammertoes or fallen arches  Treatment of weak feet, chronic foot pain or conditions caused by routine activities, such as walking, running, working, or wearing shoes Foot orthotic devices Foot orthotics or other devices to support the feet, such as arch supports and shoe inserts, unless medically necessary or required for the treatment of or to prevent complications of diabetes

Gene-based, cellular and other innovative therapies (GCIT) The following are not covered services unless you receive prior written approval from us:  GCIT services received at a facility or with a provider that is not a GCIT-designated facility/provider  All associated services when GCIT services are not covered. Examples include:  Infusion  Lab  Radiology  Anesthesia  Nursing services See the How your plan works – Medical necessity and precertification requirements section Growth/height care  A treatment, device, drug, service or supply to increase or decrease height or alter the rate of growth  Surgical procedures, devices and growth hormones to stimulate growth Maintenance care Care made up of services and supplies that maintain, rather than improve, a level of physical or mental function, except for habilitation therapy services and services for the treatment of autism spectrum disorder Medical supplies – outpatient disposable Any outpatient disposable supply or device. Examples of these include:  Sheaths  Bags  Elastic garments  Support hose  Bandages  Bedpans  Home test kits not related to diabetic testing  Splints  Neck braces  Compresses  Other devices not intended for reuse by another patient Missed appointments Any cost resulting from a canceled or missed appointment Other non-covered services  Services you have no legal obligation to pay  Services that would not otherwise be charged if you did not have the coverage under the plan  Stay in a facility for treatment for dementia and amnesia Other primary payer Payment for a portion of the charges that Medicare or another party is responsible for as the primary payer Personal care, comfort or convenience items Any service or supply primarily for your convenience and personal comfort or that of a third party

Prescription or non-prescription drugs and medicines - outpatient  Outpatient prescription or non-prescription drugs and medicines provided by the policyholder or through a third party vendor contract with the policyholder  Specialty prescription drugs except as stated in the Coverage and exclusions section Routine exams and preventive services and supplies Routine physical exams, routine eye exams, routine dental exams, routine hearing exams and other preventive services and supplies, except as specifically provided in the Coverage and exclusions section Services not permitted by law Some laws restrict the range of health care services a provider may perform under certain circumstances or in a particular state. When this happens, the services are not covered by the plan. Services provided by a family member Services provided by a spouse, domestic partner, parent, child, stepchild, brother, sister, in-law, or any household member Services, supplies and drugs received outside of the United States Non-emergency medical services, outpatient prescription drugs or supplies received outside of the United States. They are not covered even if they are covered in the United States under this certificate. Sexual dysfunction and enhancement Any treatment, prescription drug, or supply to treat sexual dysfunction, enhance sexual performance or increase sexual desire, including:  Surgery, prescription drugs, implants, devices or preparations to correct or enhance erectile function, enhance sensitivity or alter the shape of a sex organ  Sex therapy, sex counseling, marriage counseling, or other counseling or advisory services Strength and performance Services, devices and supplies such as drugs or preparations designed primarily to enhance your strength, physical condition, endurance or physical performance Therapies and tests  Full body CT scans, unless medically necessary  Hair analysis  Hypnosis and hypnotherapy  Massage therapy, except when used for physical therapy treatment  Sensory or hearing and sound integration therapy Tobacco cessation Any treatment, drug, service or supply to stop or reduce smoking or the use of other tobacco products or to treat or reduce nicotine addiction, dependence or cravings, including, medications, nicotine patches and gum. This also includes:  Counseling, except as specifically provided in the Coverage and exclusions section  Hypnosis and other therapies  Medications, except as specifically provided in the Coverage and exclusions section  Nicotine patches  Gum

Treatment in a federal, state, or governmental entity Any care in a hospital or other facility owned or operated by any federal, state or other governmental entity unless coverage is required by applicable laws Voluntary sterilization  Reversal of voluntary sterilization procedures, including related follow-up care Wilderness treatment programs See Educational services in this section Work related illness or injuries Coverage available to you under workers’ compensation or a similar program under local, state or federal law for any illness or injury related to employment or self-employment Important note: A source of coverage or reimbursement is considered available to you even if you waived your right to payment from that source. You may also be covered under a workers’ compensation law or similar law. If you submit proof that you are not covered for a particular illness or injury under such law, then that illness or injury will be considered “non-occupational” regardless of cause.

How your plan works How your medical plan works while you are covered in-network Your in-network coverage helps you get and pay for a lot of, but not all, health care services. Your cost share is lower when you use a network provider. Providers Our provider network is there to give you the care you need. The easiest way to find providers and see important information about them is by logging in to your member website. There you’ll find our online provider directory. See the Contact us section for more information. You may choose a PCP to oversee your care. Your PCP will provide routine care and send you to other providers when you need specialized care. You don’t have to get care through your PCP. You may go directly to network providers. For more information about the network and the role of your PCP, see the Who provides the care section. How your medical plan works while you are covered out-of-network With your out-of-network coverage:  You can get care from providers who are not part of the Aetna network  You may have to pay the full cost for your care, and then submit a claim to be reimbursed  You are responsible to get any required precertification  Your cost share will be higher Who provides the care Network providers We have contracted with providers to provide covered services to you. These providers make up the network for your plan. To get network benefits, you must use network providers. There are some exceptions:  Emergency services – see the description of emergency services in the Coverage and exclusions section.  Non-emergency surgical or ancillary services provided by an out-of-network provider at a network facility.  Out-of-network air ambulance services.  Transplants – see the description of transplant services in the Coverage and exclusions section. You may select a network provider from the online directory through your member website. You will not have to submit claims for services received from network providers. Your network provider will take care of that for you. And we will pay the network provider directly for what the plan owes. Your PCP We encourage you to get covered services through a PCP. They will provide you with primary care. How you choose your PCP You can choose a PCP from the list of PCPs in our directory. Each covered family member is encouraged to select a PCP. You may each choose a different PCP. You should select a PCP for your covered dependent if they are a minor or cannot choose a PCP on their own.

What your PCP will do for you Your PCP will coordinate your medical care or may provide treatment. They may send you to other network providers. Changing your PCP You may change your PCP at any time by contacting us. Out-of-network providers You can also get care from out-of-network providers. When you use an out-of-network provider, your cost share is higher. You are responsible for:  Your out-of-network deductible  Your out-of-network coinsurance  Any charges over the allowable amount  Submitting your own claims and getting any required precertification Keeping a provider you go to now (continuity of care) You may have to find a new provider when:  You join the plan and the provider you have now is not in the network  You are already an Aetna member and your provider stops being in our network When you have an existing provider-patient relationship with the provider, you can keep going to your current provider. This is called continuity of care. An existing provider-patient relationship means the provider or provider group has provided you with health care services or admitted or discharged you in the previous 12 months. If this situation applies to you, contact us for details. If the provider didn’t leave the network for cause, you’ll be able to receive transitional care from your provider:  For a period of at least 90 days from when we notified you of their network status  For a period of up to 180 days from when we notified you of their network status, if medically determined to have a life-threatening condition Important note: If you have been medically confirmed to be pregnant at the time of the provider’s termination, transitional care will be through the postpartum period. If you have been admitted and receiving treatment in an inpatient facility, treatment will continue until you are discharged. If you are terminally ill, the transitional period is the remainder of your life for care directly related to treatment of the terminal illness. You will not be responsible for an amount that exceeds the cost share that would have applied had your provider remained in the network. Medical necessity and precertification requirements Your plan pays for its share of the expense for covered services only if the general requirements are met. They are:  The service is medically necessary

 For in-network benefits, you get the service from a network provider  You or your provider precertifies the service when required. Precertification includes determining that services are not more costly than an alternative service or sequence of services or site of service at least as likely to product equivalent therapeutic or diagnostic results as to the diagnosis or treatment of that patient’s illness, injury, or disease. Medically necessary, medical necessity The medical necessity requirements are in the Glossary section, where we define “medically necessary, medical necessity.” That is where we also explain what our medical directors or a physician they assign consider when determining if a service is medically necessary. Important note: We cover medically necessary, sex-specific covered services regardless of identified gender. Precertification You need pre-approval from us for some covered services. Pre-approval is also called precertification. In-network Your network physician is responsible for obtaining any necessary precertification before you get the care. Network providers cannot bill you if they fail to ask us for precertification. But if your physician requests precertification and we deny it, and you still choose to get the care, you will have to pay for it yourself. Out-of-network When you go to an out-of-network provider, you are responsible to get any required precertification from us. If you don’t precertify:  Your benefits may be reduced, or the plan may not pay. See your schedule of benefits for details.  You will be responsible for the unpaid bills.  Your additional out-of-pocket expenses will not count toward your deductible or maximum out-of- pocket limit, if you have any. Timeframes for precertification are listed below. For emergency services, precertification is not required, but you should still notify us as shown. That includes an emergency interhospital transfer for a life-threatening condition for a newborn and for the mother to accompany the newborn. To obtain precertification, contact us. You, your physician or the facility must call us within these timelines: Type of care Timeframe Non-emergency admission Call at least 14 days before the date you are scheduled to be admitted Emergency admission Call within 48 hours or as soon as reasonably possible after you have been admitted Urgent admission Call before you are scheduled to be admitted Outpatient non-emergency medical services Call at least 14 days before the care is provided, or the treatment or procedure is scheduled An urgent admission is a hospital admission by a physician due to the onset of or change in an illness, the diagnosis of an illness, or injury.

We will tell you and your physician in writing of the precertification decision, where required by state law. An approval is valid for 180 days as long as you remain enrolled in the plan. For an inpatient stay in a facility, we will tell you, your physician and the facility about your precertified length of stay. If your physician recommends that you stay longer, the extra days will need to be precertified. You, your physician, or the facility will need to call us as soon as reasonably possible, but no later than the final authorized day. We will tell you and your physician in writing of an approval or denial of the extra days. If you or your provider request precertification and we don’t approve coverage, we will tell you why and explain how you or your provider may request review of our decision. See the Complaints, claim decisions and appeal procedures section. Types of services that require precertification Precertification is required for inpatient stays and certain outpatient services and supplies. Precertification is required for the following types of services and supplies: Inpatient -  Gender affirming treatment  Gene-based, cellular and other innovative therapies (GCIT)  Obesity (bariatric) surgery  Stays in a hospice facility  Stays in a hospital  Stays in a rehabilitation facility  Stays in a residential treatment facility for treatment of mental health disorders and substance use disorders  Stays in a skilled nursing facility Contact us to get a complete list of the services that require precertification. The list may change from time to time. Sometimes you or your provider may want us to review a service that doesn't require precertification before you get care. This is called a predetermination, and it is different from precertification. Predetermination means that you or your provider requests the pre-service clinical review of a service that does not require precertification. Our clinical policy bulletins explain our policy for specific services and supplies. We use these bulletins and other resources to help determine medical necessity under our plans. You can find the bulletins and other information at https://www.aetna.com/health-care-professionals/clinical-policy-bulletins.html For certain drugs covered under your medical plan or prescription drug plan, your provider needs to get approval from us before we will cover the drug. The requirement for getting approval in advance guides appropriate use of certain drugs and makes sure they are medically necessary. Step therapy is a type of precertification where you must try one or more prerequisite drugs before a step therapy drug is covered. A ‘prerequisite’ is something that is required before something else. Prerequisite drugs are FDA-approved, may cost less and treat the same condition. If you don’t try the prerequisite drugs first, the step therapy drug may not be covered. Contact us or go online to get the most up-to-date precertification requirements and list of step therapy drugs. Requesting a medical exception

Sometimes you or your provider may ask for a medical exception to get coverage for drugs that are not covered or for brand name or specialty drugs or for which coverage was denied through precertification or step therapy. You, someone who represents you or your provider can contact us. You will need to provide us with clinical documentation. For directions on how you can submit a request for a review:  Call the toll-free number on your ID card  Go online at https://www.aetna.com  Submit the request in writing to: CVS Health ATTN: Aetna PA 1300 E Campbell Road Richardson, TX 75081 You, someone who represents you, or your provider may seek a quicker medical exception when the situation is urgent. It’s an urgent situation when you have a health condition that may seriously affect your life, health, or ability to get back maximum function. It can also be when you are going through a current course of treatment using a non-covered drug. After we receive your step therapy exception request, we will tell you and your provider of our coverage decision within 72 hours (including hours on weekends) or within 24 hours (including hours on weekends) if the situation is urgent. We will grant your step therapy exception request if we determine that your request has met any of the following conditions:  The prerequisite drug is contraindicated  The prerequisite drug would be ineffective based on your known clinical characteristics and the drug regimen’s known characteristics  You have tried the prerequisite drug under this plan or a previous plan, and the drug was discontinued due to its ineffectiveness, reduced effect, or an adverse event  You are currently receiving a good result on a drug recommended by your provider for your condition while under this plan or the plan immediately earlier You may obtain coverage without additional cost sharing beyond that which is required of formulary prescription drugs for a non-formulary drug if:  We determine, after consultation with the prescribing provider, that the formulary drugs are inappropriate for your condition; or  You have been taking or using the non-formulary prescription drug for at least six months prior to its exclusion from the formulary; and  The prescribing provider determines that either the formulary drugs are inappropriate therapy for your condition, or that changing drug therapy presents a significant health risk. We will act upon your request within one business day of receipt. If we deny your request for a medical exception, including a step-therapy exception request, you will have the right to request an external review by an independent review organization (IRO). If our coverage decision is one that allows you to ask for an external review, we will say that in the notice of adverse benefit determination we send you. That notice will also describe the external review process. If the medical exception is approved by us or the IRO, the exception will apply for the entire time of the prescription, or in the case of an expedited exception, for the entire time you have an urgent situation. The cost share will be applied the same as for a drug listed in the drug guide.

What the plan pays and what you pay Who pays for your covered services – this plan, both of us, or just you? That depends. The general rule The schedule of benefits lists what you pay for each type of covered service. In general, this is how your benefit works:  You pay the deductible, when it applies.  Then the plan and you share the expense. Your share is called a copayment or coinsurance.  Then the plan pays the entire expense after you reach your maximum out-of-pocket limit. When we say “expense” in this general rule, we mean the negotiated charge for a network provider, and allowable amount for an out-of-network provider. Negotiated charge For health coverage: This is the amount a network provider has agreed to accept or that we have agreed to pay them or a third party vendor (including any administrative fee in the amount paid). We may enter into arrangements with network providers or others related to: • The coordination of care for members • Improving clinical outcomes and efficiencies Some of these arrangements are called: • Value-based contracting • Risk sharing • Accountable care arrangements These arrangements will not change the negotiated charge under this plan. For prescription drug services: When you get a prescription drug, we have agreed to this amount for the prescription or paid this amount to the network pharmacy or third party vendor that provided it. The negotiated charge may include a rebate, additional service or risk charges and administrative fees. It may include additional amounts paid to or received from third parties under price guarantees. Allowable amount This is the amount of an out-of-network provider’s charge that is eligible for coverage. You are responsible for all charges above this amount. The allowable amount depends on the geographic area where you get the service or supply. Allowable amount doesn’t apply to involuntary services. These are services or supplies that are:  Provided at a network facility by an out-of-network provider  Not available from a network provider  An emergency service We will calculate your cost share for involuntary services in the same way as we would if you received the services from a network provider. See the Surprise bill section for more information on some of these services.

The table below shows the method for calculating the allowable amount for specific services or supplies: Service or supply: Allowable amount is based on: Professional services and other services or supplies not mentioned below Reasonable amount rate Services of hospitals and other facilities Reasonable amount rate Prescription drugs 110% of average wholesale price (AWP) Important note: See Special terms used below, for a description of what the allowable amount is based on. If the provider bills less than the amount calculated using a method above, the allowable amount is what the provider bills. If your ID card displays the National Advantage Program (NAP) logo, your cost share may be lower when you get care from a NAP provider. These are out-of-network providers and third party vendors who have contracts with us but are not network providers. When you get care from a NAP provider, your out-of-network cost share applies. Contact us or the policyholder for more information. Special terms used:  Average wholesale price (AWP) is the current average wholesale price of a prescription drug as listed in the Facts & Comparisons®, Medi-Span daily price updates or any other similar publication we choose to use.  Geographic area is normally based using the first three digits of a zip code. If we believe we need more data for a particular service or supply, we may base rates on a wider geographic area such as the entire state.  Medicare allowed rates are the rates CMS establishes for services and supplies provided to Medicare enrollees without taking into account adjustments for specific provider performance. We update our system with revised rates within 180 days of receiving them from CMS. If Medicare doesn’t have a rate, we use one or more of the items below to determine the rate for a service or supply: - The method CMS uses to set Medicare rates - How much other providers charge or accept as payment - How much work it takes to perform a service - Other things as needed to decide what rate is reasonable We may make the following exceptions: - For inpatient services, our rate may exclude amounts CMS allows for operating Indirect Medical Education (IME) and Direct Graduate Medical Education (DGME) programs - Our rate may exclude other payments that CMS may make directly to hospitals or other providers and backdated adjustments - For anesthesia, our rate may be at least 100% of the rate CMS establishes - For lab, our rate may be 75% of the rate CMS establishes - For DME, our rate may be 75% of the rate CMS establishes - For medications that are paid as a medical benefit instead of a pharmacy benefit, our rate may be 100% of the rates CMS establishes When the allowable amount is based on a percentage of the Medicare allowed rate, it is not affected by adjustments or incentives given to providers under Medicare programs. Reasonable amount rate means your plan has established a rate amount as follows: Service or supply: Reasonable amount rate is: Professional services The percentile value reported in a database prepared by FAIR Health Inpatient and outpatient hospital charges 200% of Medicare allowed rate

Service or supply: Reasonable amount rate is: Inpatient and outpatient charges that are not from a hospital 200% of Medicare allowed rate Our reimbursement policies We have the right to apply our reimbursement policies to all out-of-network services including involuntary services. This may affect the allowable amount. When we do this, we consider:  The length and difficulty of a service  Whether additional expenses are needed, when multiple procedures are billed at the same time  Whether an assistant surgeon is needed  If follow up care is included  Whether other conditions change or make a service unique  Whether any of the services described by a claim line are part of or related to the primary service provided, when a charge includes more than one claim line  The educational level, licensure or length of training of the provider We base our reimbursement policies on our review of:  CMS National Correct Coding Initiative (NCCI) and other external materials that say what billing and coding practices are and aren’t appropriate  Generally accepted standards of medical and dental practice  The views of physicians and dentists practicing in relevant clinical areas We use commercial software to administer some of these policies. Policies may differ for professional services and facility services. These reimbursement policies will comply with Virginia state law. Get the most from your benefits: We have online tools to help you decide whether to get care and if so, where. Log in to your member website. The website contains additional information that can help you determine the cost of a service or supply. Balance billing protection for out-of-network services You are protected from balance billing by an out-of-network provider for certain services. Surprise bill There may be times when you receive emergency services and treatment to stabilize or services after stabilization from an out-of-network provider, even when you try to stay in the network for your covered services. You may get a bill at the out-of-network rate that you didn’t expect. This is called a surprise bill. An out-of-network provider can’t balance bill or attempt to collect costs from you that exceed your in-network cost-sharing requirement, such as deductibles, copayments and coinsurance for the following services:  Emergency services provided by an out-of-network provider and ancillary services initiated from your emergency services  Non-emergency surgical or ancillary services provided by an out-of-network provider at an in-network facility  Out-of-network air ambulance services Surgical or ancillary services mean any professional services including:  Items and services related to emergency medicine

 Surgery  Anesthesiology  Hospitalist services  Laboratory services  Neonatology  Pathology  Radiology  Services provided by an out-of-network provider because there was no network provider available to perform the service A facility in this section means an institution providing health care related services, or a health care setting. This includes the following:  Hospitals and other licensed inpatient centers  Ambulatory surgical or treatment centers  Skilled nursing facilities  Residential treatment facilities  Diagnostic, laboratory, and imaging centers  Rehabilitation facilities  Other therapeutic health settings A surprise bill claim is paid based on the median contracted rate for all plans offered by us in the same insurance market for the same or similar item or service that is all of the following:  A commercially reasonable amount  Provided by a provider in the same or similar specialty or facility of the same or similar facility type  Provided in the geographic region in which the item or service is furnished The median contracted rate is subject to additional adjustments as specified in federal regulations. Any cost share paid with respect to the items and services will apply toward your in-network deductible and maximum out-of-pocket limit if you have one. You may request external review if you want to know if the federal surprise bill law applies to your situation. If you are billed an amount that exceeds your payment responsibility stated on your explanation of benefits or you believe you’ve been wrongly billed, you can call the federal agencies responsible for enforcing the federal balance billing protection law at: 1-800-985-3059 and/or file a complaint with the State Corporation Commission’s Virginia Bureau of Insurance at https://scc.virginia.gov/pages/File-Complaint-Consumers or call 1- 877-310-6560. If you receive a surprise bill or have any questions about what a surprise bill is, contact us.

Paying for covered services – the general requirements There are several general requirements for the plan to pay any part of the expense for a covered service. For in- network coverage, they are:  The service is medically necessary  You get your care from a network provider  You or your provider precertifies the service when required For out-of-network coverage:  The service is medically necessary  You get your care from an out-of-network provider  You or your provider precertifies the service when required For outpatient prescription drugs, your costs are based on:  The type of prescription you’re prescribed  Where you fill the prescription The plan may make some brand-name prescription drugs available to you at the generic prescription drug cost share. Generally, your plan and you share the cost for covered services when you meet the general requirements. But sometimes your plan will pay the entire expense, and sometimes you will. For details, see your schedule of benefits and the information below. You pay the entire expense when:  You get services or supplies that are not medically necessary.  Your plan requires precertification, your physician requests it, we deny it and you get the services without precertification.  You get care and the provider waives all or part of your cost share. In all these cases, the provider may require you to pay the entire charge. Any amount you pay will not count towards your deductible or your maximum out-of-pocket limit. Where your schedule of benefits fits in The schedule of benefits shows any out-of-pocket costs you are responsible for when you receive covered services and any benefit limitations that apply to your plan. It also shows any maximum out-of-pocket limits that apply. Limitations include things like maximum age, visits, days, hours, and admissions. Out-of-pocket costs include things like deductibles, copayments and coinsurance. Keep in mind that you are responsible for paying your part of the cost sharing. You are also responsible for costs not covered under this plan. Coordination of benefits Some people have health coverage under more than one health plan. If you do, we will work with your other plan to decide how much each plan pays. This is called coordination of benefits (COB). Key Terms Here are some key terms we use in this section. These will help you understand this COB section.

Allowable expense means a health care expense that any of your health plans cover. In this section when we talk about “plan” through which you may have other coverage for health care expenses we mean:  Group, blanket, or franchise health insurance policies issued by insurers, HMOs, or health care service contractors  Labor-management trustee plans, labor organization plans, employer organization plans, or employee benefit organization plans  Medicare or other government benefits  Any group health insurance contract that you can obtain or maintain only because of membership in or connection with a particular organization or group How COB works  When this is your primary plan, we pay your medical claims first as if there is no other coverage.  When this is your secondary plan: - We pay benefits after the primary plan and coordinate our payment based on any amount the primary plan paid. - Total payments from this plan and your other coverage will never add up to more than 100% of the allowable expenses. - Each family member has a separate benefit reserve for each year. The benefit reserve balance is: o The amount that the secondary plan saved due to COB o Used to cover any unpaid allowable expenses o Erased at the end of the year Determining who pays The basic rules are listed below. Reading from top to bottom the first rule that applies will determine which plan is primary and which is secondary. Contact us if you have questions or want more information. A plan that does not contain a COB provision is always the primary plan. COB rule Primary Plan Secondary plan Non-dependent or dependent Plan covering you as an employee, retired employee or subscriber (not as a dependent) Plan covering you as a dependent Child – parents married or living together Plan of parent whose birthday (month and day) is earlier in the year (Birthday rule) Plan of parent whose birthday is later in the year Child – parents separated, divorced, or not living together  Plan of parent responsible for health coverage in court order  Birthday rule applies if both parents are responsible or have joint custody in court order  Custodial parent’s plan if there is no court order  Plan of other parent  Birthday rule applies (later in the year)  Non-custodial parent’s plan Child – covered by individuals who are not parents (i.e. stepparent or grandparent) Same rule as parent Same rule as parent

COB rule Primary Plan Secondary plan Active or inactive employee Plan covering you as an active employee (or dependent of an active employee) Plan covering you as a laid off or retired employee (or dependent of a former employee) Consolidated Omnibus Budget Reconciliation Act (COBRA) or state continuation Plan covering you as an employee or retiree (or dependent of an employee or retiree) COBRA or state continuation coverage Longer or shorter length of coverage Plan that has covered you longer Plan that has covered you for a shorter period of time Other rules do not apply Plans share expenses equally Plans share expenses equally How COB works with Medicare If your other coverage is under Medicare, federal laws explain whether Medicare will pay first or second. COB with Medicare will always follow federal requirements. Contact us if you have any questions about this. When you are eligible for Medicare, we coordinate the benefits we pay with the benefits that Medicare pays. If you are eligible due to age but not covered, and Medicare would be your primary payer, we may still pay as if you are covered by Medicare and coordinate with the benefits Medicare would have paid. Sometimes, this plan pays benefits before Medicare pays. Sometimes, this plan pays benefits after Medicare or after an amount that Medicare would have paid if you had been covered. You are eligible for Medicare if you are covered under it. You are also eligible for Medicare even if you are not covered or if you refused it, dropped it, or didn’t make a request for it. Effect of prior plan coverage If you are in a continuation period from a prior plan at the time you join this plan you may not receive the full benefit paid under this plan. Your current and prior plan must be offered through the same policyholder. Other health coverage updates – contact information You should contact us if you have any changes to your other coverage. We want to be sure our records are accurate so your claims are processed correctly. Our rights We have the right to:  Release or obtain any information we need for COB purposes, including information we need to recover any payments from your other health plans  Reimburse another health plan that paid a benefit we should have paid  Recover any excess payment from a person or another health plan, if we paid more than we should have paid Benefit payments and claims A claim is a request for payment that you or your health care provider submits to us when you want or get covered services. There are different types of claims. You or your provider may contact us at various times, to make a claim, to request approval, or payment, for your benefits. This can be before you receive your benefit, while you are receiving benefits and after you have received the benefit. It is important that you carefully read the previous sections within How your plan works. When a claim comes in, we review it, make a decision and tell you how you and we will split the expense. The amount of time we have to tell you about our decision on a claim depends on the type of claim. Claim type and timeframes Urgent care claim An urgent claim is one for which the doctor treating you decides a delay in getting medical care could put your life or health at risk. Or a delay might put your ability to regain maximum function at risk. It could also be a situation in which you need care to avoid severe pain. We will make a decision within 72 hours. We will make a decision within 24 hours for appeals that related to a prescription to alleviate cancer pain. If you are pregnant, an urgent claim also includes a situation that can cause serious risk to the health of your unborn baby. Pre-service claim A pre-service claim is a claim that involves services you have not yet received and which we will pay for only if we precertify them. We will make a decision within 15 days. Post-service claim A post-service claim is a claim that involves health care services you have already received. We will make a decision within 30 days. Concurrent care claim extension A concurrent care claim extension occurs when you need us to approve more services than we already have approved. Examples are extending a hospital stay or adding a number of visits to a provider. You must let us know you need this extension 24 hours before the original approval ends. We will have a decision within 24 hours for an urgent request. You may receive the decision for a non-urgent request within 15 days. Concurrent care claim reduction or termination A concurrent care claim reduction or termination occur when we decide to reduce or stop payment for an already approved course of treatment. We will notify you of such a determination. You will have enough time to file an appeal. Your coverage for the service or supply will continue until you receive a final appeal decision from us or an independent review organization if the situation is eligible for external review. During this continuation period, you are still responsible for your share of the costs, such as copayments, coinsurance and deductibles that apply to the service or supply. If we uphold our decision at the final internal appeal, you will be responsible for all of the expenses for the service or supply received during the continuation period. Filing a claim This section will give you instruction on filing a claim that is not subject to surprise bill protection. All surprise bill claims will be paid in 30 days. See Surprise bill provision. When you see a network provider, that office will usually send us a detailed bill for your services. If you see an out-of-network provider, you may receive the bill (proof of loss) directly. This bill forms the basis of your post- service claim. If you receive the bill directly, you or your provider must send us the bill within 15 months of the date you received services, unless you are legally unable to notify us. You must send it to us with a claim form. Please see the Claim forms section for more information. You should always keep your own record of the date, providers and cost of your services. The benefit payment determination is made based on many things, such as your deductible or coinsurance, the medical necessity of the service you received, when or where you receive the services, or even what other insurance you may have. We may need to ask you or your provider for some more information to make a final decision. You can always contact us directly to see how much you can expect to pay for any service. We will pay the claim within 30 days from when we receive all the information necessary. In no event will benefits be paid later than 60 days after we receive the proof of loss. Sometimes we may pay only some of the claim. Sometimes we may deny payment entirely. We will give you our decision in writing. You may not agree with our decision. There are several ways to have us review the decisions. Please see the Complaints, claim decisions, and appeal procedures section for that information. Claim forms You are required to submit a claim form to us in writing. Claim forms will be furnished by us within 15 days of notification of the claim. If we fail to provide a claim form within 15 days of notification of a claim, proof of loss will be met by giving us a written statement of the nature and extent of the loss within the time limit in the Proof of loss section. Notice of claim You must give us written notice of claim within 20 days after you have incurred expenses for covered services. If you don’t notify us within that time and can show that it was not reasonably possible to do so, we won’t void or reduce your claim. But you must send us notice as soon as reasonably possible. Proof of loss You should give us written proof of loss no later than 90 days after you have incurred expenses for covered services. We won’t void or reduce your claim if it was not reasonably possible to send us proof of loss within the required time. But you must send us the proof as soon as reasonably possible. Proof of loss may not be given later than 1 year after the time proof is otherwise required, except if you are legally unable to notify us.

Complaints, claim decisions and appeal procedures The difference between a complaint and an appeal Complaint You may not be happy about a provider or an operational issue, and you may want to complain. You can contact us at any time. This is a complaint. Your complaint should include a description of the issue. You should include copies of any records or documents you think are important. We will review the information and give you a written response within 30 calendar days of receiving the complaint. We will let you know if we need more information to make a decision. Appeal When we make a decision to deny services or reduce the amount of money we pay on your care or out-of- pocket expense, it is an adverse benefit determination. You can ask us to re-review that determination. This is an appeal. You can start an appeal process by contacting us. Claim decisions and appeal procedures Your provider may contact us at various times to make a claim, or to request approval for payment based on your benefits. This can be before you receive your benefit, while you are receiving benefits and after you have received the benefit. You may not agree with our decision. As we said in Benefit payments and claims in the How your plan works section, we pay many claims at the full rate, except for your share of the costs. But sometimes we pay only some of the claim. Sometimes we deny payment entirely. Any time we deny even part of the claim, it is an “adverse benefit determination” or “adverse decision.” For any adverse decision, you will receive an explanation of benefits in writing. You can ask us to review an adverse benefit determination. This is the internal appeal process. If you still don’t agree, you can also appeal that decision. There are times you may skip the two levels of internal appeal. But in most situations, you must complete both levels before you can take any other actions, such as an independent review. Appeal of an adverse benefit determination Urgent care or pre-service claim appeal If your claim is an urgent claim or a pre-service claim, your provider may appeal for you without having to fill out an appeal form. We will give you an answer within 36 hours for an urgent appeal and within 15 calendar days for a pre-service appeal. A concurrent claim appeal will be addressed according to what type of service and claim it involves. We will give you an answer within 72 hours of receipt of your concurrent claim appeal. Any other claim appeal You must file an appeal within 180 calendar days from the time you receive the notice of an adverse benefit determination. You can appeal by sending a written appeal to the address on the notice of adverse benefit determination, or by contacting us. You need to include:  Your name  The plan sponsor’s name  A copy of the adverse benefit determination  Your reasons for making the appeal  Any other information you would like us to consider We will assign your appeal to someone who was not involved in making the original decision. You will receive a decision within 30 calendar days for a post-service claim.

If you are still not satisfied with the answer, you may make a second internal appeal. You must present your appeal within 60 calendar days from the date you receive the notice of the first appeal decision. Another person may submit an appeal for you, including a provider. That person is called an authorized representative. You need to tell us if you choose to have someone else appeal for you (even if it is your provider). You should fill out an authorized representative form telling us you are allowing someone to appeal for you. You can get this form on your member website or by contacting us. The form will tell you where to send it to us. You can use an authorized representative at any level of appeal. At your last available level of appeal, we will give you any new or additional information we may find and use to review your claim. There is no cost to you. We will give you the information before we give you our decision. This decision is called the final adverse benefit determination. You can respond to the information before we tell you what our final decision is. Prescription drug exception request See the Medical necessity, referral, and precertification requirements section for information on requesting and gaining access to clinically appropriate prescription drugs that are not covered under this policy. Exhaustion of appeal process In most situations, you must complete the two levels of appeal with us before you can take these other actions:  Appeal through an external review process  Pursue arbitration, litigation or other type of administrative proceeding Sometimes you do not have to complete the two levels of appeal before you may take other actions. These situations are:  You have an urgent claim or claim that involves ongoing treatment, or a claim that involves treatment of cancer. You can have your claim reviewed internally and through the external review process at the same time.  We did not follow all of the claim determination and appeal requirements of Virginia. But you will not be able to proceed directly to external review if:  The rule violation was minor and not likely to influence a decision or harm you  The violation was for a good cause or beyond our control  The violation was part of an ongoing, good faith exchange between you and us; or  You filed an appeal and did not receive a written decision within 30 days unless you requested or agreed to a delay. The Virginia Bureau of Insurance is also available to help you at any time during the appeal process. You are not required to complete the appeal process with us before you contact them. See the Managed Care Ombudsman section below for additional information.

External review External review is a review done by people in an organization outside of Aetna. This is called an independent review organization (IRO). You have a right to external review only if all the following conditions are met:  You have received an adverse benefit determination  Our claim decision involved medical judgement  We decided the service or supply is not medically necessary, not appropriate, or we decided the service or supply is experimental, investigational, or proven  You have exhausted the internal appeal process (in most cases) If our claim decision is one for which you can seek external review, we will say that in the notice of adverse benefit determination or final adverse benefit determination we send you. That notice also will describe the external review process. It will include a copy of the request for external review form at the final adverse determination level. You must submit the request for external review form:  To the Virginia Bureau of Insurance  Within 120 calendar days of the date you received the decision from us  With a copy of the notice from us, along with any other important information that supports your request You will pay the postage and/or delivery fees for any information that you send and want reviewed by the IRO. We will pay for information we send to the IRO plus the cost of the review. The Virginia Bureau of Insurance will contact the IRO that will conduct the review of your claim. The IRO will:  Assign the appeal to one or more independent clinical reviewers that have proper expertise to do the review  Consider appropriate credible information that you sent  Follow our contractual documents and your plan of benefits  Send notification of the decision within 45 calendar days of the date we receive your request form and all the necessary information We will stand by the decision that the IRO makes. How long will it take to get an IRO decision? We will give you the IRO decision not more than 45 calendar days after we receive your notice of external review form with all the information you need to send in. Sometimes you can get a faster external review decision. Your provider must submit a request for external review form to the Virginia Bureau of Insurance. There are two scenarios when you may be able to get a faster external review: For initial adverse benefit determinations  Your treatment is for cancer or your provider tells the Virginia Bureau of Insurance a delay in receiving health care services for your medical condition would:  Jeopardize your life, health or ability to regain maximum function

 Be much less effective if not started right away (in the case of experimental or investigational treatment) For final adverse determinations Your treatment is for cancer or your provider tells the Virginia Bureau of Insurance a delay in receiving health care services for your medical condition would:  Jeopardize your life, health or ability to regain maximum function  Be much less effective if not started right away (in the case of experimental or investigational treatment), or  The final adverse determination concerns an admission, availability of care, continued stay or health care service for which you received emergency services, but have not been discharged from a facility If your situation qualifies for this faster review, you will receive a decision within 72 hours of the IRO’s receipt of the request. Managed Care Ombudsman If you have any questions regarding an appeal which have not been satisfactorily addressed by us, you may contact the Office of the Managed Care Ombudsman for assistance. Office of the Managed Care Ombudsman Bureau of Insurance P.O. Box 1157 Richmond, VA 23218-1157 Toll-free: (877) 310-6560 Richmond Metropolitan Area: (804) 371-9741 Email: ombudsman@scc.virginia.gov Virginia Department of Health, Office of Licensure and Certification Your or your provider can contact the Office of Licensure and Certification to file a complaint regarding quality of care, choice and accessibility of providers, or network adequacy. The contact information is shown below: Virginia Department of Health Office of Licensure and Certification 9960 Mayland Drive, Suite 401 Richmond, VA 23233-1463 Toll-free: (800) 955-1819 Richmond Metropolitan Area: (804) 367-2104 E-mail: OLC-Complaints@vdh.virginia.gov Fax: (804) 527-4503

Utilization review Prescription drugs covered under this plan are subject to misuse, waste or abuse utilization review by us, your provider or your network pharmacy. The outcome of the review may include:  Limiting coverage of a drug to one prescribing provider or one network pharmacy  Quantity, dosage or day supply limits  Requiring a partial fill or denial of coverage Recordkeeping We will keep the records of all complaints and appeals for at least 10 years. Fees and expenses We do not pay any fees or expenses incurred by you in pursuing a complaint or appeal.

Eligibility, starting and stopping coverage Eligibility Who is eligible The policyholder decides and tells us who is eligible for health coverage. When you can join the plan You must live or work in the service area to enroll in this plan. You can enroll:  At the end of any waiting period the policyholder requires  Once each year during the annual enrollment period  At other special times during the year (see the Special times you can join the plan section below) You can enroll eligible family members (these are your “dependents”) at this time too. If you don’t enroll when you first qualify for benefits, you may have to wait until the next annual enrollment period to join. Who can be a dependent on this plan You can enroll the following family members:  Your legal spouse  Your domestic partner who meets policyholder rules and requirements under state law  Dependent children – yours or your spouse’s or partner’s - Dependent children must be: o Under 26 years of age - Dependent children include: o Natural children o Stepchildren o Adopted children including those placed with you for adoption o Foster children o Children you are responsible for under a qualified medical support order or court order o Grandchildren in your legal custody Adding new dependents You can add new dependents during the year. These include any dependents described in the Who can be a dependent on this plan section above. Coverage begins on the date of the event for new dependents that join your plan for the following reasons:  Birth  Adoption or placement for adoption  Marriage or domestic partnership  Legal guardianship  Court or administrative order We must receive a completed enrollment form not more than 31 days after the event date. Special times you can join the plan You can enroll in these situations:  You didn't enroll before because you had other coverage and that coverage has ended

 Your COBRA coverage has ended  A court orders that you cover a dependent on your health plan  When your dependent moves outside the service area for your employee plan We must receive the completed enrollment information within 31 days of the date when coverage ends. You can also enroll in these situations:  You or your dependent lose your eligibility for enrollment in Medicaid or an S-CHIP plan  You are now eligible for state premium assistance under Medicaid or S-CHIP which will pay your premium contribution under this plan We must receive the completed enrollment information within 60 days of the date when coverage ends. Notification of change in status Tell us of any changes that may affect your benefits. Please contact us as soon as possible when you have a:  Change of address  Dependent status change  Dependent who enrolls in Medicare or any other health plan Starting coverage Your coverage under this plan has a start and an end. You must start coverage after you complete the eligibility and enrollment process. You can ask your policyholder to confirm your effective date. Stopping coverage Your coverage typically ends when you leave your job; but it can happen for other reasons. Ending coverage doesn’t always mean you lose coverage with us. There will be circumstances that will still allow you to continue coverage. See the Special coverage options after your coverage ends section. We will send you notice if your coverage is ending. This notice will tell you the date that your coverage ends. When will your coverage end Your coverage under this plan will end if:  This plan is no longer available  You ask to end coverage  The policyholder asks to end coverage  You are no longer eligible for coverage  Your work ends  You stop making required contributions, if any apply  We end your coverage as described under the Why would we end your coverage section.  You start coverage under another medical plan offered by your employer When dependent coverage ends Dependent coverage will end if:  A dependent is no longer eligible for coverage.  You stop making premium contributions, if any apply.  Your coverage ends for any of the reasons listed above except: - You enroll under a group Medicare plan we offer. However, dependent coverage will end if your coverage ends under the Medicare plan.  The date this plan no longer allows coverage for domestic partners.

 The date the domestic partnership ends. - You will need to complete a Declaration of Termination of Domestic Partnership. What happens to your dependents if you die? Coverage for dependents may continue for some time after your death. See the Special coverage options after your coverage ends section for more information. Why would we end your coverage? We may end your coverage if you act in a way that affects our business operations. We will give you 30 days notice in writing if we end your coverage for any of these reasons. We will give you a 31 day advance notice if we end your coverage if you commit fraud or you intentionally misrepresented yourself when you applied for or obtained coverage. You can refer to the General provisions – other things you should know section for more information on rescissions. On the date your coverage ends, we will refund to your employer any prepayment for periods after the date your coverage ended. Special coverage options after your coverage ends When coverage may continue under the plan This section explains options you may have after your coverage ends under this plan. Your individual situation will determine what options you will have. Contact the policyholder to see what options apply to you. In some cases, premium payment is required for coverage to continue. Your coverage will continue under the plan as long as the policyholder and we have agreed to do so. It is the policyholder responsibility to let us know when your work ends. If the policyholder and we agree in writing, we will extend the limits. Consolidated Omnibus Budget Reconciliation Act (COBRA) The federal COBRA law usually applies to employers of group sizes of 20 or more and gives employees and most of their covered dependents the right to keep their health coverage for 18, 29 or 36 months after a qualifying event. The qualifying event is something that happens that results in you losing your coverage. The qualifying events are:  Your active employment ends for reasons other than gross misconduct  Your working hours are reduced  You divorce or legally separate and are no longer responsible for dependent coverage  You become entitled to benefits under Medicare  Your covered dependent children no longer qualify as dependents under the plan  You die  You are a retiree eligible for retiree health coverage and your former employer files for bankruptcy Talk with your employer if you have questions about COBRA or to enroll. Continuation of coverage If your coverage ends under this plan, you can continue coverage for yourself and your covered dependents if:  Your employer is not required to offer COBRA coverage  You are not eligible for Medicare  You are not eligible for any other replacement group coverage  You are not eligible for or have benefits available under another health care plan  You have had 3 months of continuous coverage prior to your termination

 Your employer did not end your employment because of gross misconduct, as determined by your employer and Virginia law To continue coverage, you must:  Apply through your employer’s normal process  Pay the required premium within 31 days of the written notice from your employer (but no later than 60 days following the date of the termination of your coverage) Evidence of insurability is not required for you to continue coverage. The premium will be the current premium rate for the policy. Your employer may charge and administrative fee of no more than 2.0% of the current rate. You can continue your coverage for 12 months. Each premium must be paid on a monthly basis during the 12- month period. Extension of coverage for other reasons How you can extend coverage if you are totally disabled when coverage ends Your coverage may be extended if you are totally disabled when coverage ends. You are “totally disabled” if you cannot work at your occupation or any other occupation for pay or profit. Your covered dependent is “totally disabled” if they can’t engage in most normal activities like a healthy person of the same age and gender. You may extend coverage until the earliest of:  When you or your dependent are no longer totally disabled  When you become covered by another health benefits plan  12 months of coverage How you can extend coverage for your disabled child beyond the plan age limits You have the right to extend coverage for your dependent child beyond plan age limits, if the child is not able to be self-supporting because of intellectual or physical disability and depends mainly on you for support. Proof of incapacity and dependency must be furnished to us within 31 days of the child’s attainment of the specified age. Subsequent proof may be required but not more frequently than annually after the 2-year period following the child’s attainment of the specified age. How you can extend coverage when getting inpatient care when coverage ends Your coverage may be extended if you are getting inpatient care in a hospital or skilled nursing facility when coverage ends. Benefits are extended for the condition that caused the hospital or skilled nursing facility stay or for complications from the condition. Benefits aren’t extended for other medical conditions. You can continue to get care for this condition until the earliest of:  When you are discharged  When you no longer need inpatient care  When you become covered by another health benefits plan  12 months of coverage

How you can extend coverage for hearing services and supplies when coverage ends If you are not totally disabled when your coverage ends, coverage for hearing services and supplies may be extended for 30 days after your coverage ends:  If the prescription for the hearing aid is written during the 30 days before your coverage ends  If the hearing aid is ordered during the 30 days before your coverage ends How you can extend coverage for your child in college on medical leave You have the right to extend coverage for your dependent college student who takes a medically necessary leave of absence from school. The right to coverage will be extended until the earlier of:  One year after the leave of absence begins  The date coverage would otherwise end To extend coverage the leave of absence must:  Begin while the dependent child is suffering from a serious illness or injury  Cause the dependent child to lose status as a full-time student under the plan  Be certified by the treating physician as medically necessary due to serious illness or injury The physician treating your child will be asked to keep us informed of any changes.

General provisions – other things you should know Administrative provisions How you and we will interpret this certificate We prepared this certificate according to ERISA and other federal and state laws that apply. You and we will interpret it according to these laws. Our interpretation of this certificate applies when we administer your coverage. But you have the right to appeal our decisions as described in the Complaints, claim decisions and appeal procedures section. How we administer this plan We administer this plan to comply with all applicable laws and regulations. We also apply policies and procedures we’ve developed to administer this plan. Who’s responsible to you We are responsible to you for what our employees and other agents do. We are not responsible for what is done by your providers. Even network providers are not our employees or agents. Coverage and services Your coverage can change Your coverage is defined by the group policy. This document may have amendments and riders too. Under certain circumstances, we, the policyholder or the law may change your plan. When an emergency or epidemic is declared, we may modify or waive precertification, prescription quantity limits or your cost share if you are affected. Only we may waive a requirement of your plan. No other person, including the policyholder or provider, can do this. Physical examination At our expense, we have the right to have a physician of our choice examine you. This will be done at reasonable times while a claim is pending. Records of expenses You should keep complete records of your expenses. They may be needed for a claim. Important things to keep are:  Names of physicians and others who furnish services  Dates expenses are incurred  Copies of all bills and receipts Honest mistakes and intentional misrepresentation Honest mistakes You or the policyholder may make an honest mistake when you share facts with us. When we learn of the mistake, we may make a fair change in premium contribution or in your coverage. If we do, we will tell you what the mistake was. We won’t make a change if the mistake happened more than 2 years from the date of the group policy. Intentional misrepresentation If we learn that you defrauded us or you intentionally misrepresented material facts, we can take actions that can have serious consequences for your coverage. These serious consequences include, but are not limited to:  Recission of coverage

 Denial of benefits  Recovery of amounts we already paid You have special rights if we rescind your coverage:  We will give you 30 days advance written notice of any rescission of coverage and the notice will: - Identify the alleged fraudulent act, practice, or omission or the intentional misrepresentation of material fact - Explain why the act, practice, or omission was fraud, an omission or an intentional misrepresentation of a material fact - advise you, or your authorized representative, of your right to an Aetna appeal - describe our internal appeal process, including any applicable time limits - provide the date the advance notice ends, and the day back to which coverage is lost  We will refund all premiums you paid See the Complaints, claim decisions and appeal procedures section for information on how to submit an appeal. Some other money issues Legal action You cannot take any action until 60 days after we receive written proof of loss. No legal action can be brought to recover payment under any benefit after 3 years from the date written proof of loss was required to be filed. See the Proof of loss section. Assignment of benefits When you see a network provider, they will usually bill us directly. When you see an out-of-network provider, we may choose to pay you or to pay the provider directly. If services are related to balance billing protection, we will always pay the out-of-network provider and not require an assignment of benefits. If we pay you, you are responsible for applying any payment to the claim from the out-of-network provider. Except for dental, oral surgery or ambulance services, to the extent allowed by law, we will not accept an assignment to an out-of- network provider. Member cost share paid by a third party We will apply amounts paid on your behalf toward your member cost share or maximum out-of-pocket limit. Payment of benefits All benefits are payable to you. Or we will pay your beneficiary designated by you. If any covered services are payable to either: • Your estate, or • A person who is a minor or otherwise not competent to give a valid release We may pay up to $5,000 to a person related to you by blood or marriage that we believe is fairly entitled to the benefits. We may also pay all or any portion of the benefits to the provider who performed the services. Financial sanctions exclusions If coverage provided under this certificate violates or will violate any economic or trade sanctions, the coverage will be invalid immediately. For example, we cannot pay for covered services if it violates a financial sanction regulation. This includes sanctions related to a person or a country under sanction by the United States, unless it is allowed under a written license from the Office of Foreign Asset Control (OFAC). You can find out more by visiting https://www.treasury.gov/resource-center/sanctions/Pages/default.aspx.

Grace period You have a grace period of 31 days after the due date to pay your contribution for coverage under the plan, except the first contribution. Your coverage will remain in force during the grace period. If you haven’t paid your contribution by the end of the grace period, we will end your coverage at the end of the grace period. Premium contribution Your plan requires that the policyholder make premium contribution payments. After the expiration of the grace period, we will not pay for benefits if premium contributions are not made. Any decision to not pay benefits can be appealed. Recovery of overpayments We sometimes pay too much for covered services or pay for something that this plan doesn’t cover. If we do, we can require the person we paid, you or your provider, to return what we paid. If we don’t do that, we have the right to reduce any future benefit payments by the amount we paid by mistake. Your health information We will protect your health information. We will only use or share it with others as needed for your care and treatment. We will also use and share it to help us process your claims and manage your plan. You can get a free copy of our Notice of Privacy Practices. Just contact us. When you accept coverage under this plan, you agree to let your providers share information with us. We need information about your physical and mental condition and care. Effect of benefits under other plans Health Maintenance Organization (HMO) plan If you are eligible for and enrolled in coverage under an HMO plan offered by the policyholder, you will not have coverage under this plan on the date that your HMO plan coverage starts. If you are pregnant when you change plans, you may be eligible for an extension of benefits. Contact us for more information.

Glossary Allowable amount See How your plan works – What the plan pays and what you pay. Behavioral health provider A health professional who is licensed or certified to provide covered services for mental health and substance use disorders in the state where the person practices. Brand-name prescription drug An FDA-approved drug marketed with a specific name or trademark name by the company that manufactures it; often the same company that developed and patents it. Coinsurance This is the percentage of covered services you pay after your deductible. Copay, copayment This is the dollar amount you pay for covered services. In most plans, you pay this after you meet your deductible limit. In prescription drug plans, it is the amount you pay for covered drugs. Covered service The benefits, subject to varying cost shares, covered under the plan. These are:  Described in the Providing covered services section  Not listed as an exclusion in the Coverage and exclusions – Providing covered services section or the General plan exclusions section  Not beyond any limits in the schedule of benefits  Medically necessary. See the How your plan works – Medical necessity and precertification requirements section and the Glossary for more information Deductible A deductible is the amount you pay out-of-pocket for covered services per year before we start to pay. Detoxification The process of getting alcohol or other drugs out of an addicted person’s system and getting them physically stable. Drug guide A list of prescription and OTC drugs and devices established by us or an affiliate. It does not include all prescription and OTC drugs and devices. This list can be reviewed and changed by us or an affiliate. A copy is available at your request. Go to https://www.aetna.com/individuals-families/find-a-medication.html Emergency medical condition Regardless of the final diagnosis rendered to you, a medical condition manifesting itself by acute symptoms of sufficient severity, including severe pain, that:  Needs immediate medical care  Leads a prudent layperson with average knowledge of health and medicine to reasonably believe that, without immediate medical care, it could result in:

- Danger to physical or mental health - Danger of serious impairment to bodily function - Serious dysfunction to any bodily part or organ, or - In the case of a pregnant woman, danger to the health of an unborn baby Emergency services A medical screening examination, including ancillary services, given in a hospital’s emergency room or an independent freestanding emergency department to evaluate an emergency medical condition. This includes any further medical examination evaluation of and treatment to stabilize the patient. Emergency services also include behavioral health assessments and routine ancillary services by a behavioral health crisis service provider to evaluate, treat, or prevent a patient’s condition from deteriorating. An independent freestanding emergency department means a health care facility that is geographically separate, distinct, and licensed separately from a hospital and provides emergency services. Stabilize means providing treatment to assure the condition will not get worse as a result of, or during, the transfer of the individual from a facility. For a pregnant woman, stabilize also means that the woman has delivered, including the placenta. Experimental, investigational, or unproven A drug, device, procedure, supply, treatment, test, or technology is considered by us to be experimental, investigational, or unproven if any of the following apply:  It hasn’t been shown through well-conducted clinical trials or cohort studies published in peer-reviewed, evidence-based scientific literature to be safe and effective for treating or diagnosing the condition or illness for which it’s meant.  A well-conducted clinical trial means a randomized, controlled trial where the experimental intervention is compared to a control group receiving care according to best practice and study participants are randomly assigned to the experimental or control group.  A well-conducted cohort study means a prospective cohort study from more than one institution where the experimental intervention is compared to a group of subjects receiving care according to best practice and where the comparison group is well matched to the experimental intervention group.  There isn’t FDA approval or clearance to market it for the proposed use.  A national medical society, dental society, or regulatory agency has written that it’s experimental, investigational, or unproven, or mainly for research purposes.  It’s the subject of a Phase I, Phase II, or the experimental or research arm of a Phase III clinical trial. The FDA and Department of Health and Human Services define these.  Written procedures or consent form used by a facility provider says it’s experimental, investigational, or unproven. Generic prescription drug An FDA-approved drug with the same intended use as the brand-name product, that is considered to be as effective as the brand-name product. It offers the same:  Dosage  Safety  Strength  Quality  Performance

Health professional A person who is authorized by law to provide health care services to the public; for example, physicians, nurses and physical therapists. Home health care agency An agency authorized by law to provide home health services, such as skilled nursing and other therapeutic services. Hospital An institution licensed as a hospital by applicable law and accredited by The Joint Commission (TJC). This is a place that offers medical care. Patients can stay overnight for care. Or they can be treated and leave the same day. All hospitals must meet set standards of care. They can offer general or acute care. They can also offer service in one area, like rehabilitation. Jaw joint disorder This is:  A temporomandibular joint (TMJ) dysfunction or any similar disorder of the jaw joint  A myofascial pain dysfunction (MPD) of the jaw  Any similar disorder in the relationship between the jaw joint and the related muscles and nerves Mail order pharmacy A pharmacy where prescription drugs are legally dispensed by mail or other carrier. Maximum out-of-pocket limit The maximum out-of-pocket limit is the most a covered person will pay per year in copayments, coinsurance and deductible, if any, for covered services. Medically necessary, medical necessity Health care services or supplies that prevent, evaluate, diagnose or treat an illness, injury, disease or its symptoms, and that are all of the following, as determined by us within our discretion:  In accordance with “generally accepted standards of medical practice”  Clinically appropriate, in terms of type, frequency, extent, duration, and considered effective for your illness, injury or disease  Not primarily for your convenience, the convenience of your physician, or other health care provider Generally accepted standards of medical practice mean:  Standards that are based on credible scientific evidence published in peer-reviewed medical literature generally recognized by the relevant medical community and  Following the standards set forth in our clinical policies and applying clinical judgment Important note: We develop and maintain clinical policy bulletins that describe the generally accepted standards of medical practice, credible scientific evidence, and prevailing clinical guidelines that support our decisions regarding specific services. We use these bulletins and other resources to help guide individualized coverage decisions under our plans and to determine whether an intervention is medically necessary, experimental, investigational, or unproven. They are subject to change. You can find these bulletins and other information at https://www.aetna.com/health-care-professionals/clinical-policy-bulletins.html. You can also contact us. See the Contact us section for how.

Mental health disorder A mental health disorder as defined in the most recent edition of Diagnostic and Statistical Manual of Mental Disorders (DSM) of the American Psychiatric Association. Morbid obesity/ morbidly obese This means:  A weight that is at least 100 pounds over or twice the ideal weight for frame, age, height and gender as specified in the 1983 Metropolitan Life Insurance tables  The body mass index (BMI) is: - Equal to or greater than 35 kilograms per meter squared with a comorbidity or coexisting condition such as: o High blood pressure o A health or lung condition o Sleep apnea, or o Diabetes - 40 kilograms per meter squared and no other severe medical conditions are present Negotiated charge See How your plan works – What the plan pays and what you pay. Network pharmacy A retail pharmacy, mail order pharmacy or specialty pharmacy that has contracted with us, an affiliate or a third-party vendor, to provide outpatient prescription drugs to you. Network pharmacy also includes an out-of- network pharmacy that agrees to accept payment at our contracted network level rates as payment in full. The out-of-network pharmacy or its intermediary must notify us in writing, by fax or otherwise, of their agreement. Network provider A provider listed in the directory for your plan. A NAP provider listed in the NAP directory is not a network provider. Other health care Other health care coverage is care you get from an out-of-network provider when you could not reasonably get services and supplies from an in-network provider. Out-of-network provider A provider who is not a network provider. Partial hospitalization treatment Clinical treatment at a minimum of 4 or more continuous hours per treatment day for medically necessary services provided by a behavioral health provider with the appropriate license or credentials. Services are designed to address a mental health disorder or substance use disorder issue and may include:

 Group, individual or multi-family group psychotherapy  Psycho-educational services  Adjunctive services such as medication monitoring Treatment includes intensive outpatient programs for the treatment of alcohol or other drug dependence which provide treatment over a period of 3 or more continuous hours per day to individuals or group of individuals who are not admitted as inpatients. Care is delivered according to accepted medical practice for the condition of the person. Physician A health professional trained and licensed to practice and prescribe medicine under the laws of the state where they practice; specifically, doctors of medicine or osteopathy. Under some plans, a physician can also be a primary care provider (PCP). Precertification, precertify Pre-approval that you or your provider receives from us before you receive certain covered services. This may include a determination by us as to whether the service is medically necessary and eligible for coverage. Prescription This is an instruction written by a physician or other provider that authorizes a patient to receive a service, supply, medicine or treatment. Primary care provider (PCP) A provider who:  The directory lists as a PCP  Is selected by you from the list of PCPs in the directory  Supervises, coordinates and provides initial care and basic medical services to you  Initiates referrals for specialist care, if required by the plan, and maintains continuity of patient care  Shows in our records as your PCP A PCP can be any of the following providers:  General practitioner  Family physician  Internist  Nurse practitioner or any other advanced practice registered nurse  Physician assistant  Pediatrician  OB, GYN, and OB/GYN  Medical group, primary care office, or another provider allowed by the plan Provider A physician, pharmacist, health professional, person, or facility, licensed or certified by law to provide health care services to you, including the following:  Chiropractor  Optometrist  Optician  Professional counselor

 Psychologist  Clinical social worker  Podiatrist  Physical therapist  Chiropodist  Clinical nurse specialist  Audiologist  Speech pathologist  Certified nurse midwife, nurse practitioner, or any other advanced practice registered nurse  Marriage and family therapist  Athletic trainer when services are performed in an office setting  Licensed acupuncturist If state law does not specifically provide for licensure or certification, they must meet all Medicare approval standards even if they don’t participate in Medicare. Psychiatric hospital An institution licensed or certified as a psychiatric hospital by applicable laws to provide a program for the diagnosis, evaluation, and treatment of alcoholism, drug abuse or mental health disorders (including substance use disorders). Residential treatment facility An institution specifically licensed by applicable laws to provide residential treatment programs for mental health disorders, substance use disorders, or both. It is credentialed by us or is accredited by one of the following agencies, commissions or committees for the services being provided:  The Joint Commission (TJC)  The Committee on Accreditation of Rehabilitation Facilities (CARF)  The American Osteopathic Association’s Healthcare Facilities Accreditation Program (HFAP)  The Council on Accreditation (COA) In addition to the above requirements, an institution must meet the following: For residential treatment programs treating mental health disorders:  A behavioral health provider must be actively on duty 24 hours/day for 7 days/week  The patient must be treated by a psychiatrist at least once per week  The medical director must be a psychiatrist  It is not a wilderness treatment program (whether or not the program is part of a licensed residential treatment facility or otherwise licensed institution) For residential treatment programs treating substance use disorders:  A behavioral health provider or an appropriately state certified professional (CADC, CAC, etc.) must be actively on duty during the day and evening therapeutic programming  The medical director must be a physician  It is not a wilderness treatment program (whether or not the program is part of a licensed residential treatment facility or otherwise licensed institution) For detoxification programs within a residential setting:  An R.N. must be onsite 24 hours/day for 7 days/week within a residential setting  Residential care must be provided under the direct supervision of a physician

Retail pharmacy A community pharmacy that dispenses outpatient prescription drugs. Room and board A facility’s charge for your overnight stay and other services and supplies expressed as a daily or weekly rate. Semi-private room rate An institution’s room and board charge for most beds in rooms with 2 or more beds. If there are no such rooms, we will calculate the rate based on the rate most commonly charged by similar institutions in the same geographic area. Skilled nursing facility A facility specifically licensed as a skilled nursing facility by applicable laws to provide skilled nursing care. Skilled nursing facilities also include:  Rehabilitation hospitals  Portions of a rehabilitation hospital  A hospital designated for skilled or rehabilitation services Skilled nursing facility does not include institutions that provide only:  Minimal care  Custodial care  Ambulatory care  Part-time care Specialist A physician who practices in any generally accepted medical or surgical sub-specialty. Specialty prescription drug An FDA-approved prescription drug that typically has a higher cost and requires special handling, special storage or monitoring. These drugs may be administered:  Orally (mouth)  Topically (skin)  By inhalation (mouth or nose)  By injection (needle) Specialty pharmacy A pharmacy that fills prescriptions for specialty drugs. Stay A full-time inpatient confinement for which a room and board charge is made. Substance use disorder The use of drugs, as defined in the most recent edition of the Diagnostic and Statistical Manual of Mental Disorders (DSM) published by the American Psychiatric Association Substance use disorder A substance use disorder, addictive disorder, or both, as defined in the Diagnostic and Statistical Manual of Mental Disorders (DSM) published by the American Psychiatric Association

Surgery, surgical procedure The diagnosis and treatment of injury, deformity and disease by manual and instrumental means, such as:  Cutting  Abrading  Suturing  Destruction  Ablation  Removal  Lasering  Introduction of a catheter (e.g., heart or bladder catheterization) or scope (e.g., colonoscopy or other types of endoscopy)  Correction of fracture  Reduction of dislocation  Application of plaster casts  Injection into a joint  Injection of sclerosing solution  Otherwise physically changing body tissues and organs Telemedicine A consultation between you and a physician, specialist, behavioral health provider, or telemedicine provider who is performing a clinical medical or behavioral health service by means of electronic communication, including remote patient monitoring services. Remote patient monitoring services means the delivery of home health services using telecommunications technology, including:  Monitoring clinical patient data such as weight, blood pressure, pulse, pulse oximetry, blood glucose, and other condition-specific data  Medication adherence monitoring  Interactive video conference with or without digital image upload Terminal illness A medical prognosis that you are not likely to live more than 12 months. Walk-in clinic A health care facility that provides limited medical care on a scheduled and unscheduled basis. A walk-in clinic may be located in, near or within a:  Drug store  Pharmacy  Retail store  Supermarket The following are not considered a walk-in clinic:  Ambulatory surgical center  Emergency room  Hospital  Outpatient department of a hospital  Physician’s office  Urgent care facility

AL HSOB-CDental 04 1 VA GE-04 Aetna Life Insurance Company Schedule of benefits Active Officers Comprehensive Dental Insurance Plan If this is an ERISA plan, you have certain rights under this plan. If the policyholder is a church group or a government group this may not apply. Please contact the policyholder for additional information. Prepared for: Policyholder: Booz Allen Hamilton Policyholder number: Schedule of benefits: 1A Group policy effective date: January 1, 2022 Plan name: Active Officers Comprehensive Dental Plan Plan effective date: January 1, 2021 Plan issue date: January 29, 2026 Plan revision effective date: January 1, 2026 Underwritten by Aetna Life Insurance Company in the Commonwealth of Virginia

AL HSOB-CDental 04 2 VA GE-04 Schedule of benefits This schedule of benefits lists the eligible dental services, deductibles, coinsurance, maximums, and any limits that apply to the services you get under this plan. How to read your schedule of benefits  The deductibles and coinsurance listed in the schedule of benefits below reflects the deductibles and coinsurance amounts under your plan.  You must pay any deductibles and your part of the coinsurance.  The coinsurance listed in the schedule of benefits reflects the plan coinsurance percentage. This is the coinsurance amount the plan pays. You are responsible for paying any remaining coinsurance.  You must pay the full amount of any dental care services you get that is not a covered benefit or that exceed your Calendar Year maximum and lifetime maximum.  This plan also has limits for some covered benefits. For example, these could be visit limits. See later in this schedule of benefits for more information about limits. Important note: All covered benefits are subject to a Calendar Year deductible and coinsurance unless otherwise noted in the schedule of benefits below. How to contact us for help We are here to answer your questions:  Register and log onto our self-service website available 24/7 at https://www.aetna.com/  Call us at 1-877-238-6200 The coverage described in this schedule of benefits will be provided under Aetna Life Insurance Company’s group policy. This schedule of benefits replaces any schedule of benefits previously in effect under the group policy. Keep this schedule of benefits with your booklet-certificate.

AL HSOB-CDental 04 3 VA GE-04 General coverage provisions This section explains the:  Maximums Calendar Year maximum The most the plan will pay for eligible dental services incurred by any one covered person in a Calendar Year is called the Calendar Year maximum. Specific dental care lifetime maximum This is the most that this plan will pay for specific dental care treatment expenses incurred by any one covered person during their lifetime for eligible dental services. Any expenses applied to satisfy a specific dental care lifetime maximum will not be applied to satisfy any lifetime maximum. Your financial responsibility and determination of benefits provisions Your financial responsibility for the cost of services is based on when the service or supply is provided, not when payment is made. Benefits will be pro-rated to account for treatment that occurs in more than one Calendar Year. Determinations regarding when benefits are covered are subject to the terms and conditions of the booklet-certificate.

AL HSOB-CDental 04 4 VA GE-04 Plan features Coinsurance The coinsurance listed below reflects the plan coinsurance percentage. This is the coinsurance amount that the plan pays. You are responsible for paying any remaining coinsurance. Expenses Coinsurance Type A expenses 100% Type B expenses 100% Type C expenses 100% Calendar Year maximum Maximums Amounts Calendar Year maximum $1,500 Includes TMJ expenses Does not apply to oral surgery Specific dental care lifetime maximum Eligible dental services Maximum amounts Temporomandibular joint dysfunction/disorder (TMJ) $2,000

AL HSOB-CDental 04 5 VA GE-04 Eligible dental services Type A Expenses  Oral exams once every 150 days  Prophylaxis (limited to 2 per year)  Topical application of sodium or stannous fluoride for persons under 19 years of age not to exceed one application every 150 days  Sealants for permanent bicuspids and molars for persons under age 16 not to exceed one application in any 36 months  Application of hydroxyapatite regeneration medicament - per tooth (1 application every 3 years)  X-rays for diagnosis (Also other X-rays not to exceed one full mouth series in a 3-year period and one set of bitewings every 150 days)  First installation of a space maintainer to replace any baby tooth which is lost prematurely  Periodontal maintenance 4 per Calendar Year following active therapy Type B Expenses  Extractions (Non-Surgical) -Coronal Remnants (deciduous tooth) -Removal of erupted tooth or exposed root  Fillings  Removal of an indirect restoration on a natural tooth  Repair or recementing of crowns, inlays, bridgework, or dentures  General anesthetics given in connection with covered dental services  Treatment of diseased periodontal structures - -Scaling and root planing - -Full mouth debridement -Clinical crown lengthening, hard tissue  Endodontic treatment (This includes root canal therapy and Retreatment) -Anterior -Bicuspid -Molar  Emergency palliative treatment  First installation of removable dentures to replace one or more natural teeth extracted while the person is covered (This includes adjustments for the 6 month period following the date they were installed)  Replacement of an existing removable denture or fixed bridgework by new fixed bridgework, or the adding of teeth to existing fixed bridgework, subject to the Replacement Rule.  Relining of dentures

AL HSOB-CDental 04 6 VA GE-04 Type C Expenses  Inlays, gold fillings, or crowns (This includes precision attachments for dentures)  First installation of fixed bridgework to replace one or more natural teeth extracted while the person is covered (This includes inlays and crowns as abutments)  Replacement of an existing removable denture or fixed bridgework by new fixed bridgework, or the adding of teeth to existing fixed bridgework, subject to the Replacement Rule. Type D Expenses  Non-surgical Temporomandibular joint dysfunction/disorder (TMJ) Type E Expenses  Oral Surgery Expense - Apicoectomy - Retrograde filling - Guided tissue regeneration - Injection of antibiotic drugs  Coronectomy  Osseous Surgery  Gingival Flap  Soft tissue graft Important note: The following apply:  Inlays, onlays, labial veneers and crowns (excludes temporary crowns) are covered only: - As treatment for decay or acute traumatic injury. - When teeth cannot be restored with a filling material or when the tooth is an abutment to a fixed bridge.  There is an extra charge for eligible dental services that use high noble metals (ex. gold or titanium).  General anesthesia and sedation are covered benefits when part of a covered surgical procedure.

AL HSOB-CDental 04 7 VA GE-04 Additional eligible dental services We will provide additional eligible dental services if you have at least one of the following conditions:  Pregnancy  Coronary artery disease/cardiovascular disease  Cerebrovascular disease  Diabetes The additional eligible dental services are:  Prophylaxis (cleaning) (one additional per Calendar Year)  Scaling and root planing, (4 or more teeth), per quadrant  Scaling and root planing (limited to 1 to 3 teeth), per quadrant  Full mouth debridement  Periodontal maintenance Payment of benefits We will waive the Calendar Year deductible and coinsurance for the additional eligible dental services above. The plan coinsurance applied to the additional eligible dental services will be: Expense Coinsurance Additional eligible dental services 100%